Exhibit 10.2

Convertible Security and Share Purchase Agreement

Immuron Limited ACN 063 114 045 (Company)

SBI Investments (PR) LLC (Investor)

Contact – Michelle Eastwell, Partner, m.eastwell@hopgoodganim.com.au

BRISBANE		PERTH

Level 8, Waterfront Place, 1 Eagle Street	T +61 7 3024 0000	Level 4, 105 St Georges Terrace	T +61 8 9211 8111
Brisbane Qld 4000 Australia	F +61 7 3024 0300	Perth WA 6000 Australia	F +61 8 9226 1696

PO Box 7822, Waterfront Place Qld 4001 Australia		Box Z 5312, St Georges Terrace, Perth WA 6831 Australia

E contactus@hopgoodganim.com.au		www.hopgoodganim.com.au

Table of Contents

1.	Definitions and interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	10
2.	Investments		11
	2.1	Convertible Securities and Placements	11
	2.2	Unsecured debt security	12
	2.3	No voting rights or entitlement for future issues	12
	2.4	Certificates	13
	2.5	Reconstructions	13
	2.6	Exclusivity	13
3.	Collateral Shares		13
	3.1	Issue of Collateral Shares	13
	3.2	Purchase of Collateral Shares	14
	3.3	Escrow of Collateral Shares	14
4.	Options		15
5.	Repayment or Conversion of the Convertible Security		15
	5.1	Satisfaction of Convertible Security	15
	5.2	Monthly Repayment or Conversion	16
	5.3	Conversions of the Convertible Security	17
6.	Conditions of Closing and Conversion		18
	6.1	Delivery and Capacity	18
	6.2	Conditions	18
	6.3	Absence of Notification of Conditions	20
	6.4	Waiver of compliance	20
	6.5	Consequence of failure to meet conditions	20
	6.6	Confirmation of Closing or Conversion	21
7.	Shareholding Limitation		21
8.	Closing		22
	8.1	Closing Date	22
	8.2	Actions on Closing and Conversion	22
	8.3	Actions after Closing or Conversion	24
9.	Company Acknowledgement		25
	9.1	Dilution	25
10.	Representations and Warranties by the Company		25
	10.1	Representations and Warranties	25
	10.2	Investor's reliance	31
	10.3	Construction of representation and warranties	31
	10.4	Disclosures and limitations	31
	10.5	Notice	32
11.	Representations and Warranties of the Investor		32
	11.1	Representations and warranties	32
	11.2	Company’s reliance	33
	11.3	Construction of representation and warranties	33
	11.4	Notice	33
12.	Additional covenants and agreements of the Company		33
	12.1	Company Restrictions	33
	12.2	Ranking of the Investor’s Shares	34
	12.3	No Conflicting Actions	34
	12.4	Compliance with Laws	34
	12.5	Non-ASX Quotation	34
	12.6	ASX Listing	34
	12.7	Conduct of Business	35
	12.8	Miscellaneous Negative Covenants	35
	12.9	Use of Proceeds	35
	12.10	Register of Convertible Security	35
13.	Additional covenants and agreements of the Investor		36

HopgoodGanim Lawyers

Table of Contents

	13.1	Takeover Limitation	36
	13.2	No shorting	36
14.	Set-Off and Withholding		36
	14.1	Set-Off	36
	14.2	Set-Off Exclusion	36
	14.3	Withholding Gross-Up	36
15.	Taxes		36
16.	Default		38
	16.1	Events of Default	38
	16.2	Investor Right to Investigate an Event of Default	40
	16.3	Notifications	41
17.	Rights of the Investor upon Default		41
18.	Termination		42
	18.1	Term	42
	18.2	Events of Termination	43
	18.3	Effect of Termination	43
19.	Survival and Indemnification		44
	19.1	Survival	44
	19.2	Indemnification	44
20.	Miscellaneous		45
	20.1	Time of the essence	45
	20.2	No partnership or advisory or fiduciary relationship	45
	20.3	Certificates	45
	20.4	Remedies and injunctive relief	45
	20.5	Adjustments	46
	20.6	Successors and assigns	46
	20.7	Stamp Duties	46
	20.8	Further Assurances	47
	20.9	Counterparts	47
	20.10	Notices	47
	20.11	Waiver	49
	20.12	Variation	49
	20.13	Legal Costs	49
	20.14	Transaction costs	49
	20.15	Payments under this Agreement	49
	20.16	Publicity and confidentiality	49
	20.17	Non-public information	50
	20.18	Moratorium legislation	51
	20.19	Severability	51
	20.20	Illegality and impossibility	51
	20.21	Entire Understanding	51
	20.22	Governing Law and Jurisdiction	51
Schedule 1 – Disclosure Schedule			52
Schedule 2 – Terms of Options			53
Schedule 3 – Convertible Security Certificate			55
Schedule 4 – Form of Board Resolution			56
Schedule 5 – Repayment Notice			58
Schedule 6 – Form of CEO Certificate			59
Schedule 7 – Form of Confirmation Statement			60
Schedule 8 – Election Notice			63
Schedule 9 – Option Exercise Form			64

HopgoodGanim Lawyers

Convertible Security and Share Purchase Agreement

Date

Parties

Immuron Limited ACN 063 114 045 of Suite 1, 1233 High Street, Armadale, Victoria, AUSTRALIA 3143 (Company)

SBI Investments (PR) LLC of 1357 Ashford Avenue, Suite 424, San Juan, PR 00907 (Investor)

Background

A.	The Investor has agreed to invest up to an aggregate amount of $1,400,000 in the Company (with a further $300,000 subject to agreement by the Company and the Investor) and the Company has agreed to issue shares and convertible securities to the Investor in accordance with the terms and conditions of this Agreement.

It is agreed

1.	Definitions and interpretation

1.1	Definitions

In this Agreement:

Affiliate means with respect to any person (the First Person) any other person who, directly or indirectly, Controls, is under common Control with, or is Controlled by, the First Person.

Amount Outstanding means, in respect of the Convertible Securities that have been issued at the relevant time, the amount of the Face Value in respect of which Conversion Shares have not been issued, or the amounts have not been repaid in accordance with this Agreement.

Appendix 3B has the meaning given to that term in the Listing Rules.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited and the market operated by it, the Australian Securities Exchange, as applicable.

ASX Settlement Operating Rules means the settlement rules of the ASX Settlement Pty Ltd.

AU$ means Australian dollars, the legal currency of the Commonwealth of Australia.

Australian Land Corporation has the meaning given to that term in the Foreign Acquisitions and Takeovers Act 1975 (Cth);

Authorisation means:

(a)	an approval, authorisation, consent, declaration, exemption, filing, licence, lodgement, notarisation, permit or waiver, however it is described including any condition attaching to it and any renewal or amendment of it; and

(b)	in relation to anything that could be prohibited or restricted by law if a Government Body acts in any way within a specified period, the expiry of that period without that action being taken.

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Authorised Officer means, in relation to a corporation which is a Party:

(a)	an employee of the Party whose title contains either of the words Director or Manager;

(b)	a person performing the function of any of them;

(c)	a solicitor acting on behalf of the Party; or

(d)	a person appointed by the Party to act as an Authorised Officer for the purposes of this Agreement and notified to the others.

Bank Account means the Company's bank account which details are as follows:

Account name:	Immuron Limited Business Account
Bank:	National Australia Bank (NAB)
Branch:	Melbourne, Australia
BSB:	083-170
Account number:	94-154-7585
Swift Code:	NATAAU3303M
Address:	Level 3, 330 Collins Street, Melbourne, Victoria 3000

Business Day means a day, other than a Saturday, Sunday or public holiday, on which banks in Melbourne, Victoria are open for the general transaction of business.

Cash Payment has the meaning given to that term in clause 5.2(d)(2).

Cash Payment Premium means an amount equal to 2.5% of the relevant Cash Payment.

CEO Certificate has the meaning given to that term in clause 6.2(f)(3).

CHESS has the meaning given to that term in the ASX Settlement Operating Rules.

Cleansing Statement means a written notice by the Company to ASX pursuant to section 708A(5) of the Corporations Act meeting the requirements of section 708A(6) of the Corporations Act, in a form, and containing the information, that is sufficient to permit secondary trading on the ASX of the Shares to which it relates.

Cleansing Statement Date has the meaning given to that term in clause 10.1(q).

Closing means:

(a)	the Investor undertaking its obligations pursuant to clause 8.2 in respect of the obligation of the Investor to advance funds in respect of each Convertible Security and subscribe for Placement Shares as required pursuant to clause 2.1, including payment of the relevant Investment Amount and the Placement Share Price; and

(b)	the Company undertaking its obligations pursuant to clauses 8.2 to issue each Convertible Security and the Placement Shares.

Closing Date means, subject to clauses 8.1 and 17(b):

(a)	in respect of Convertible Note A and the Tranche 1 Placement (being the First Closing), five Business Days after the Execution Date;

(b)	in respect of Convertible Note B and the Tranche 2 Placement (being the Second Closing), subject to clause 2.1(c), 45 days after First Closing occurs; and

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(c)	in respect of Convertible Note C (being the Third Closing), subject to clause 2.1(d), the date nominated by the Investor in the Election Notice countersigned by the Investor pursuant to clause 2.1(d)(2), such date to be no less than 30 days after Second Closing occurs.

Closing Market Price has the meaning given to that term in the Listing Rules.

Collateral Shares means the 2,000,000 Shares, issued to the Investor or its nominee in accordance with clause 3.1.

Conditions means the conditions set out in clause 6.2.

Confirmation Statement means a statement given by the Investor to the Company in accordance with clauses 5.2(c) or 6.6(a)(2) in the form of Schedule 7.

Contemplated Transactions means the transactions contemplated in this Agreement.

Control has the meaning given to that term in section 50AA of the Corporations Act and references to Controlled shall have a corresponding meaning.

Conversion has the meaning set out in clause 5.3(a).

Conversion Amount means such part of the Repayment Amount that a Repayment Notice specifies (or is deemed to have specified) is to be satisfied by the issue of Shares.

Conversion Price means 90% of the average of five daily VWAPs per Share (in Australian dollars, to three decimal places provided that if the resultant number contains four or more decimal places, such number shall be rounded down to the next lowest number containing three decimal places), as selected by the Investor in its sole discretion, during the twenty consecutive Trading Days on which Shares traded in the ordinary course of business on the ASX immediately prior to the date being two Business Days prior to the relevant Repayment Date.

Conversion Shares has the meaning given to that term in clause 5.3(a).

Convertible Security means Convertible Security A, Convertible Security B and Convertible Security C and any of them.

Convertible Security A has the meaning given to that term in clause 2.1(a)(1).

Convertible Security B has the meaning given to that term in clause 2.1(a)(2).

Convertible Security C has the meaning given to that term in clause 2.1(a)(4).

Convertible Security Certificate means a certificate substantially in the form set out in Schedule 3 or otherwise approved by the Company which will be issued and re-issued by the Company on issue of the Convertible Security and reissued from time to time, setting out the following details as at the date of issue:

(a)	the amount of the Face Value and any unpaid component of the Face Value;

(b)	if it is able to be determined, the number of Shares issued as a result of any conversions in part of the Convertible Security; and

(c)	if it is able to be determined, the maximum number of Shares that the holder is entitled to receive on conversion of the Convertible Security.

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Corporations Act means the Corporations Act 2001 (Cth).

Cum Value is defined in the definition of VWAP.

Disclosure Schedule has the meaning given to that term in clause 10.4(b).

Dispose has the meaning given to it in the Listing Rules.

Election Notice means a notice in the form set out in Schedule 8 duly executed by the Company which complies with this Agreement.

Electronically Deliver means receipt by the Investor or its nominee by electronic registration to the Investor's CHESS Account (or such other electronic system which provides for the recording, delivery and transfer of title by way of electronic entries, as may be required by the Investor by notice to the Company) of duly and validly issued Investor’s Shares, in accordance with the ASX Settlement Operating Rules and procedures of CHESS, and receipt of confirmation by the Investor that this has occurred.

Encumbrance means any:

(a)	Security Interest or other form of security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention arrangement;

(b)	right, interest or arrangement which has the effect of giving another person a preference, priority or advantage over creditors including any right of set-off;

(c)	right that a person (other than the owner) has to remove something from land (including a profit à prendre), easement, public right of way, restrictive or positive covenant, lease or licence to use or occupy; or

(d)	third party right or interest or any right arising as a consequence of the enforcement of a judgment,

including an agreement to create any of them or allow any of them to exist.

Equity Securities has the meaning given to that term in the Listing Rules.

Escrow Period means the period commencing on the date of the First Closing and ending on the earlier of:

(a)	the date on which the Investor is permitted to deal with the Outstanding Collateral Shares pursuant to clause 17(a); and

(b)	the final Repayment Date, or such earlier date agreed by the parties; and

(c)	in respect of Collateral Shares the subject to a notice issued by the Investor pursuant to clause 1717(a)17(a)(4) only, the date of the capitalisation of the Collateral Shares pursuant to clause 1717(a)17(a)(4).

Event of Default means an event of default as set out in clause 16.1.

Exchange Act means the United States Exchange Act of 1934, as amended.

Execution Date means the date of mutual execution of this Agreement.

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External Administrator means an administrator, Controller, trustee, provisional liquidator, liquidator or any other person holding or appointed to an analogous office or acting or purporting to act in an analogous capacity.

Face Value means the value of a Convertible Security and:

(a)	in respect of Convertible Note A, is $678,000;

(b)	in respect of Convertible Note B, is $678,000; and

(c)	in respect of Convertible Note C, is $339,000.

First Closing means the Closing in respect of the Convertible Security A and the Tranche 1 Placement;

Government Body means:

(a)	any person, body or other thing exercising an executive, legislative, judicial or other governmental function of any country or political subdivision of any country;

(b)	any public authority constituted by or under a law of any country or political subdivision of any country;

(c)	any person deriving a power directly or indirectly from any other Government Body,

and without limitation to subclauses (a) to (c), includes the ASX.

GST has the meaning given in the GST Law.

GST Law has the meaning given in A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Liability has the meaning given to that that term in clause 15(c).

Immediately Available Funds means bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account nominated in advance by the payee.

Indemnified Person has the meaning given to that term in clause 19.2.

Insolvency Event means:

(a)	in relation to any corporation:

(1)	its Liquidation;

(2)	an External Administrator is appointed in respect of the corporation or any of its property;

(3)	the corporation ceases or threatens to cease to carry on its business;

(4)	the corporation being deemed to be, or stating that it is, unable to pay its debts when they fall due;

(5)	any other ground for Liquidation or the appointment of an External Administrator occurs in relation to the corporation;

(6)	the corporation resolves to enter into Liquidation; or

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(7)	an application being made which is not dismissed or withdrawn within ten Business Days for an order, resolution being passed or proposed, a meeting being convened or any other action being taken to cause or consider anything described in paragraphs (1) to (6) (inclusive) above;

(b)	in relation to an individual, that person becoming an insolvent under administration as defined in section 9 of the Corporations Act; and

(c)	in relation to any person, anything analogous to or having a similar effect to anything described above in this definition under the law of any relevant jurisdiction.

Investment Amount means the amount payable by the Investor on the Closing Date in respect of a Convertible Security as follows:

(a)	in respect of Convertible Note A, $600,000;

(b)	in respect of Convertible Note B, is $600,000; and

(c)	in respect of Convertible Note C, is $300,000,

in each case, less the aggregate of all monies:

(d)	due and payable by the Company to the Investor as at the relevant Closing Date under this Agreement including monies payable under clause 15 (Taxes) or otherwise; and

(e)	which the Investor has paid to third parties for which the Company is responsible pursuant to clause 20.14 (Transaction Costs).

Investor's CHESS Account means the Investor's or its nominee’s brokerage or prime brokerage account the details of which may from time to time be notified by the Investor to the Company.

Investor’s Shares means the Placement Shares, the Conversion Shares, the Collateral Shares and the Shares issued or issuable on exercise of the Options.

Law means a Listing Rule or regulation of ASX and any statute, rule, regulation, proclamation, order in council, ordinance, local law or by-law, whether:

(a)	present or future; or

(b)	State, federal or otherwise.

Liquidation means:

(a)	a winding up or liquidation (whether voluntary or involuntary), provisional liquidation, dissolution, bankruptcy or other analogous proceeding; or

(b)	an arrangement, assignment, composition or moratorium with or for the benefit of creditors or any class or group of creditors (including an administration or arrangement under part 5.3A of the Corporations Act).

Listing Rules means the listing rules of the ASX, as amended from time to time.

Losses has the meaning given to that term in clause 19.2.

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Convertible Security and Share Purchase Agreement

Market Capitalisation Amount means the number of Shares equal to 1.00% multiplied by the number of Shares on issue immediately prior to the Closing Date or Repayment Date in connection with which the Market Capitalisation Amount is being calculated.

Material Adverse Effect means, one or more occurrences or matters individually or in aggregate that:

(a)	have or could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole;

(b)	prevent or could reasonably be expected to prevent the Company from performing its obligations under this Agreement; or

(c)	have or could reasonably be expected to have a material adverse effect on the validity or enforceability of all or a material part of this Agreement.

Materials have the meaning given to that term in clause 10.1(n)(1).

New York Business Day means a day, other than a Saturday, Sunday or public holiday, on which banks in New York City and Puerto Rico are open for the general transaction of business.

Option Exercise Price has the meaning set out in Schedule 2.

Options means 1,000,000 options to purchase Shares on the terms and conditions set out in Schedule 2 and otherwise in this Agreement.

Outstanding Collateral Shares means any Collateral Shares which remain in the possession of the Investor or its nominee from time to time, on the basis that they have not been the subject of a capitalisation under clause 1717(a)17(a)(4) or Disposed of pursuant to clause 17(a)(1). 1.1(a)

Party means a party to this Agreement.

Placement means the Tranche 1 Placement or the Tranche 2 Placement or both, as the context requires.

Placement Share Price means the price per Placement Share equal to:

(a)	in respect of Tranche 1 Placement Shares, 85% of the Closing Market Price on the Trading Day to Closing Date in respect of the Tranche 1 Placement;

(b)	in respect of Tranche 2 Placement Shares, 85% of the Closing Market Price on the Trading Day to Closing Date in respect of the Tranche 2 Placement.

Placement Shares means the Tranche 1 Placement Shares or the Tranche 2 Placement Shares or both, as the context requires.

PPS Act means the Personal Property Securities Act 2009 (Cth).

Prohibited Transaction means a transaction with a third party or third parties in which the Company or any Subsidiary issues or sells:

(a)	any debt, equity or equity-linked securities (including options) that are convertible into, exchangeable or exercisable for, or include the right to receive, Shares:

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(1)	at a conversion, exercise or exchange rate or other price that is based on, and/or varies with, the trading prices of, or quotations for, the Shares; or

(2)	at a conversion, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events; or

(3)	at a conversion, exercise or exchange rate or other price that is less than the lowest possible Conversion Price at that time (assuming the date of issuing the debt, equity or equity-linked securities (including options) is deemed to be the Repayment Date for the purpose of calculating the Conversion Price); or

(b)	any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favourable than those granted to such investor in such first transaction or series of related transactions, and are deemed to include transactions generally referred to as equity lines of credit and stand-by equity distribution agreements, and convertible securities and loans having a similar effect.

Register of the Convertible Security means a register of the Convertible Security recording the initial issuance of the Convertible Security and any Conversions.

Relevant Interest has the meaning given to that term in clause 13.1.

Repayment Amount has the meaning given to that term in clause 5.2(a), as adjusted pursuant to clause 5.2(b).

Repayment Date has the meaning given to that term in clause 5.1(b).

Repayment Notice means a notice in the form set out in Schedule 5, duly executed by the Company which complies with this Agreement.

Second Closing means the Closing in respect of the Convertible Security B and the Tranche 2 Placement;

Securities means each of the Investor’s Shares, the Options and the Convertible Security, and all of the Investor’s Shares, the Options and the Convertible Security collectively.

Securities Act has the meaning given to that term in clause 10.1(v).

Security Interest means:

(a)	an interest in or right:

(1)	reserved over property (including any retention of title to property or any right to set off or withhold payment of any deposit or other money);

(2)	created or otherwise arising over property under a mortgage, charge, bill of sale (as defined in any relevant statute), lien, pledge, trust or right; or

(3)	by way of security for the payment of a debt or other monetary Obligation or the performance of or compliance with any other Obligation;

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(b)	any instrument or transaction which reserves, constitutes or evidences the interests and rights referred to in paragraph (a); and

(c)	any other interest which constitutes a security interest as that term is defined in the PPS Act.

Security Structure Event means any consolidation, subdivision or pro-rata cancellation of the Company’s issued capital, or any payment of a dividend in ordinary shares of the Company or distribution of ordinary shares of the Company to holders of its outstanding ordinary shares; which for the avoidance of doubt, does not include a rights offering or a bonus issue.

Share means a fully paid ordinary share in the capital of the Company and includes (where applicable) the Investor’s Shares.

Subsidiary has the meaning given to that term in the Corporations Act.

Tax means any present or future tax, levy, deduction, impost, withholding, charge or duty which is levied or imposed by any Government Body together with any interest, penalty or fine on those amounts

Term has the meaning given in clause 18.1.

Third Closing means the Closing in respect of the Convertible Security C;

Trading Day has the meaning given to that term in the Listing Rules.

Tranche 1 Placement means the subscription by the Investor for and the issue of the Tranche 1 Placement Shares;

Tranche 1 Placement Shares means the Shares to be issued pursuant to clause 8.2(a)(2)(A)(ii)2.1(a)(2);

Tranche 2 Placement means the subscription by the Investor for and the issue of the Tranche 2 Placement Shares;

Tranche 2 Placement Shares means the Shares to be issued pursuant to clause 2.1(a)(4);

Transaction Documents means this Agreement, all Cleansing Statements, Option Certificates, Convertible Security Certificates, exercise forms, any other document referred to in this Agreement, and any agreement amending, or amending and restating, this Agreement executed by the Parties.

VWAP means in relation to a Trading Day, the volume weighted average price (in Australian dollars as displayed on Bloomberg (or its equivalent successor if such service is not available), rounded down to four decimal places) of the Shares traded in the ordinary course of business on the ASX on that Trading Day, excluding crossings executed outside the open session state, special crossings, overseas trades and trades pursuant to exercise of options over Shares, subject to all adjustments set out in this Agreement provided that:

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(a)	if on that Trading Day, Shares were quoted on the ASX as cum dividend or cum any other distribution or entitlement, and the issue of Shares for the purpose of which the VWAP is being determined will occur after that date, and those Shares no longer carry that dividend or other distribution or entitlement, then the VWAP on that Trading Day shall be reduced by an amount (Cum Value) equal to:

(1)	in the case of a dividend or other distribution, the amount of that dividend or other distribution;

(2)	in the case of any other entitlement which is traded on the ASX on that Trading Day, the VWAP of such entitlements sold on the ASX on that Trading Day; or

(3)	in the case of an entitlement not traded on the ASX on that Trading Day, the value of the entitlement as reasonably determined by the Investor; and

(b)	if on that Trading Day, Shares were quoted on the ASX as ex-dividend or ex any other distribution or entitlement, and the Shares for the purpose of which the VWAP is being determined would be entitled to receive the relevant dividend or other distribution or entitlement, the VWAP on that Trading Day shall be increased by the Cum Value.

1.2	Interpretation

(a)	Unless the contrary intention appears, a reference in this Agreement to:

(1)	this Agreement or another document includes any variation or replacement of it despite any change in the identity of the Parties;

(2)	one gender includes the others;

(3)	the singular includes the plural and the plural includes the singular;

(4)	a person, partnership, corporation, trust, association, joint venture, unincorporated body, Government Body or other entity includes any other of them;

(5)	an item, recital, clause, subclause, paragraph, schedule or attachment is to an item, recital, clause, subclause, paragraph of, or schedule or attachment to, this Agreement and a reference to this Agreement includes any schedule or attachment;

(6)	a Party includes the Party’s executors, administrators, successors, substitutes (including a person who becomes a Party by novation) and permitted assigns;

(7)	any statute, ordinance, code or other law includes regulations and other instruments under any of them and consolidations, amendments, re- enactments or replacements of any of them;

(8)	money is to Australian dollars, unless otherwise stated; and

(9)	a time is a reference to Australian Eastern Standard time unless otherwise specified.

(b)	The words include, including, such as, for example and similar expressions are not to be construed as words of limitation.

(c)	Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

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(d)	Headings and any table of contents or index are for convenience only and do not affect the interpretation of this Agreement.

(e)	A provision of this Agreement must not be construed to the disadvantage of a Party merely because that Party or its advisers were responsible for the preparation of this Agreement or the inclusion of the provision in this Agreement.

2.	Investments

2.1	Convertible Securities and Placements

(a)	Subject to all of the Conditions being satisfied or waived in accordance with clause 6.4, on the Closing Date, the Investor agrees to, subject to all other conditions of this Agreement, and in reliance on the representations and warranties of the Company:

(1)	Convertible Security A: on the Closing Date in respect of the First Closing, advance to the Company the Investment Amount (which shall not be more than $600,000) in consideration of which the Company will issue (and at the First Closing will be deemed to have issued) to the Investor a certificated convertible security with a face value of AU$678,000 on the terms and conditions set out in this Agreement (Convertible Security A) which shall secure repayment of the Face Value of the Convertible Security A; and

(2)	Tranche 1 Placement Shares: on the Closing Date in respect of the First Closing, subscribe for (or cause to be subscribed for) such number of Shares at the Placement Share Price having a total issue price of AU$100,000 on the terms and conditions set out in this Agreement (Tranche 1 Placement Shares);

(3)	Convertible Security B: subject to clause 2.1(b), on the Closing Date in respect of the Second Closing, advance to the Company the Investment Amount (which shall not be more than $600,000) in consideration of which the Company shall issue (and at the Second Closing shall be deemed to have issued) to the Investor a certificated convertible security with a face value of AU$678,000 on the terms set out in this Agreement (Convertible Security B) which shall secure repayment of the Face Value of the Convertible Security B; and

(4)	Tranche 2 Placement Shares: subject to clause 2.1(b), on the Closing Date in respect of the Second Closing, subscribe for (or cause to be subscribed for) such number of Shares at the Placement Share Price having a total issue price of AU$100,000 on the terms and conditions set out in this Agreement (Tranche 2 Placement Shares); and

(5)	Convertible Security C: subject to clause 2.1(c), on the Closing Date in respect of Third Closing, advance to the Company the Investment Amount (which shall not be more than $300,000) in consideration of which the Company shall issue (and at the Third Closing shall be deemed to have issued) to the Investor a certificated convertible security with a face value of AU$339,000 on the terms set out in this Agreement (Convertible Security C) which shall secure repayment of the Face Value of the Convertible Security C, on the respective Closing Dates.

(b)	For the avoidance of doubt, the Investor will have no obligation to make any advance to the Company in respect of Convertible Securities or to subscribe for any Placement Shares as contemplated by clause 2.1(a) unless all of the condition to Closing as set out in clause 6.2 are satisfied or waived in accordance with clause 6.4, on the relevant Closing Date.

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(c)	Notwithstanding any other provision in this Agreement, the Investor’s obligation to advance funds in respect of the Convertible Security B and subscribe for the Tranche 2 Placement Shares is subject to and conditional upon the Company delivering an Election Notice to the Investor duly executed by the Company which complies with this Agreement after the First Closing occurs but on or before five Business Days prior to the Closing Date in respect of the Convertible Security B and the Tranche 2 Placement Shares.

(d)	Notwithstanding any other provision in this Agreement, the Investor’s obligation to advance funds in respect of the Convertible Security C is subject to and conditional upon:

(1)	the Company delivering an Election Notice to the Investor duly executed by the Company which complies with this Agreement after the Second Closing occurs but before the date being three weeks prior to the end of the Term (or such later date agreed by the Company and the Investor in writing); and

(2)	the Investor, in its sole and absolute discretion, agreeing to the advance of funds in respect of and the issue of the Convertible Note C by countersigning the Election Notice (which shall nominate the Closing Date) and returning it to the Company within five Business Days of receipt of the Election Notice.

(e)	The Company must not give an Election Notice if:

(1)	the completion of, including the issue of the Securities in respect of, any Closing or Conversion would result in the Investor or the Company being in breach of this Agreement, including, without limitation clause 13.1, or any applicable Law;

(2)	if the Company would not be able to give any of the representations or warranties in clause 10 on the Closing Date; or

(3)	if the Company has not complied with its obligations pursuant to this Agreement to issue the any Securities required to be issued prior to the issue of the Election Notice.

(f)	The Company has no obligation to provide an Election Notice in respect of Convertible Note B or Convertible Note C.

2.2	Unsecured debt security

Each Convertible Security issued is an unsecured debt security evidencing the Company’s indebtedness to the Investor on the terms set out in this Agreement.

2.3	No voting rights or entitlement for future issues

(a)	Except as required by the Corporations Act, the Convertible Securities will not carry a right to vote at meetings of the Company prior to any conversion of the Convertible Securities into Shares.

(b)	The Convertible Securities will not carry any entitlement to participate in future issues of securities by the Company prior to any conversion of the Convertible Securities into Shares.

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2.4	Certificates

(a)	The Convertible Security will be evidenced by the Convertible Security Certificate.

(b)	The Company will reissue a replacement Convertible Security Certificate on a change in the details contained in the Convertible Security Certificate.

2.5	Reconstructions

In the event of a consolidation, subdivision or similar reconstruction of the issued capital of the Company, the terms of the Convertible Security will be reconstructed to the extent necessary to comply with the Listing Rules applying to a reconstruction of capital at the time of the reconstruction.

2.6	Exclusivity

(a)	During the Term and provided always that the Investor is not in material default of its obligations under this Agreement, the Company and its Subsidiaries must not enter into or effect or enter into an agreement to effect any Prohibited Transaction, without first obtaining the Investor’s consent.

(b)	For the avoidance of doubt, clause 2.6(a) does not restrict the Company from undertaking a rights issue, share purchase plan, raising money through placements of Shares or security issues at a fixed price per Share not in the nature of an on-going equity line arrangement, subject to clause 2.6(c).

(c)	During the Term and provided always that the Investor is not in material default of its obligations under this Agreement, the Company and its Subsidiaries must not undertake any capital raising, whether by way of rights issue, share purchase plan, placement or otherwise, at a fixed price per Share (which price is also to include the value of any attaching securities offered) which is lower than the lowest Conversion Price that could be selected by the Investor at that time (assuming the date of announcing the capital raising is deemed to be the Repayment Date for the purpose of calculating the Conversion Price), without the prior written approval of the Investor.

3.	Collateral Shares

3.1	Issue of Collateral Shares

(a)	At the First Closing, the Company shall issue and Electronically Deliver to the Investor or its nominee the Collateral Shares in consideration of the Investor entering into this Agreement and agreeing to purchase the Convertible Securities and Placement Shares on the terms and conditions set out in this Agreement.

(b)	The Collateral Shares:

(1)	shall constitute security for the obligations owed to the Investor by the Company under this Agreement, including any obligation arising in respect of the Convertible Securities, the obligation to issue Placement Shares or any obligation to pay any monetary amount under this Agreement;

(2)	subject to clause 3.3, may be sold, assigned, mortgaged or otherwise dealt with by the Investor to satisfy any undischarged obligation referred to in subparagraph (1); and

(3)	may otherwise be dealt with as expressly set out in clause 5.3.

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3.2	Purchase of Collateral Shares

(a)	Notwithstanding any other provision of this Agreement:

(1)	if permitted pursuant to clause 17(a), the Investor may at any time in its sole discretion; and

(2)	in any event no later than ten Business Days after the expiry of the Term the Investor will,

to the extent that there are any Outstanding Collateral Shares, pay the Company in immediately available funds in lieu of returning all or part of the Outstanding Collateral Shares as notified in writing to the Company (Notified Collateral Shares) (and as discharge of the security represented by those Notified Collateral Shares and in full and final settlement of the Investor's liabilities in connection with those Notified Collateral Shares) an amount equal to the number of Notified Collateral Shares, multiplied by the lower of:

(1)	the Placement Share Price in respect of the Tranche 1 Placement; or

(2)	85% of the average of the daily VWAPs per Share (in Australian dollars, to three decimal places provided that if the resultant number contains four decimal places, such number shall be rounded down to the next lowest number containing three decimal places), during the 5 Trading Days on which Shares traded in the ordinary course of business on the ASX prior to the date on which such payment is made by the Investor, subject to clause 3.2(b).

For the avoidance of doubt, the Investor may make a payment under this clause 3.2(a) on more than one occasion if any such payment is made prior to the expiry of the Term.

(b)	Where:

(1)	the Investor would otherwise be required to make a payment to the Company in immediately available funds in accordance with clause 3.2(a); and

(2)	the Shares are suspended or halted from trading on the ASX for a period that has exceeded or is reasonably expected to exceed five Trading Days, or

(3)	the Company has ceased to be listed on the ASX,

the Investor shall pay to the Company (as discharge of the security represented by the Collateral Shares, in lieu of its payment in accordance with clause 3.2(a), and in full and final settlement of all Investor’s liabilities in connection with the Outstanding Collateral Shares), an amount equal to 90% of the fair market value (as at the date on which the payment in accordance with clause 3.2(a) would otherwise be made) of the number of Shares that is equal to the Outstanding Collateral Shares.

3.3	Escrow of Collateral Shares

(a)	During the Escrow Period, the Investor will not do any of the following other than as permitted by this Agreement:

(1)	directly or indirectly Dispose of, or agree or offer to Dispose of, the Collateral Shares;

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(2)	directly or indirectly create, or agree or offer to create, any Security Interest in the Collateral Shares; or

(3)	do, or omit to do, any act if the act or omission would have the effect of transferring effective ownership or control of the Collateral Shares,

without the prior written consent of the Company.

(b)	The Investor agrees that the Company will provide a copy of this agreement to the share registrars of the Company and agrees that the share registrars will apply a holding lock over the Collateral Shares during the relevant Escrow Period.

(c)	The Company agrees to instruct the share registrars of the Company to release the holding lock applied over the Collateral Shares immediately upon cessation of the relevant Escrow Period.

4.	Options

At, or prior to, the First Closing, the Company shall grant to the Investor or its nominee the Options.

5.	Repayment or Conversion of the Convertible Security

5.1	Satisfaction of Convertible Security

(a)	The Face Value of each Convertible Security issued is to be satisfied by being:

(1)	converted into Shares in accordance with clause 5.2(f);

(2)	repaid in accordance with clause 5.2(g); or

(3)	a combination of (1) and (2) above,

on each Repayment Date.

(b)	There are 18 Repayment Dates and each of the following dates is a “Repayment Date”:

(1)	In respect of the first Repayment Date, the date being two months after the Execution Date, or such earlier date agreed to in writing by the Company and the Investor;

(2)	in respect of each of the remaining 17 Repayment Dates the date which is the same day of the month on which the previous Repayment Date fell, subject to the Company and the Investor agreeing in writing to an earlier date;

(3)	for the avoidance of doubt, if the Company and the Investor agree in writing to accelerate what would otherwise be the date of a Repayment Date pursuant to (1) or (2) above (Accelerated Repayment Date), for the purposes of determining the next Repayment Date, the Accelerated Repayment Date is considered to be ‘the previous Repayment Date’ as referred to in (2) above.

[By way of example, if the first Repayment Date was 10 April 2016, the second Repayment Date would be 10 May 2016 unless an earlier date was agreed by the parties. If the Company and Investor agreed to an Accelerated Repayment Date of 2 May 2016 for the second Repayment Date, the third Repayment Date would be 2 June 2016 unless an earlier date was agreed otherwise by the parties]

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(c)	The Company will not be entitled to repay the Face Value of any Convertible Security issued other than in accordance with this Agreement.

5.2	Monthly Repayment or Conversion

(a)	On each Repayment Date, the Company will satisfy that part of the Face Value of all Convertible Securities on issue as at the relevant Repayment Date calculated as follows (the Repayment Amount):

RA = FV – SFV

OM

RA means Repayment Amount

FV means the Face Value of all Convertible Securities on issue as at the relevant Repayment Date.

SFV means that part of the Face Value of all Convertible Securities on issue as at the relevant Repayment Date that has been satisfied in accordance with this clause 5 prior to the relevant Repayment Date.

OM means the number of Repayment Dates remaining in the Term (which, for the avoidance of doubt, includes the Repayment Date for which the Repayment Amount is being calculated).

(b)	The Company and the Investor may agree in writing that the Repayment Amount in respect of any particular Repayment Date is to be increased to an agreed amount above the amount calculated pursuant to clause 5.2(a), in which case the Repayment Amount must be satisfied solely by way of Cash Payment and not by the issue of Shares.

(c)	On or before two Business Days prior to a Repayment Date, the Investor must issue to the Company a Confirmation Statement:

(1)	setting out the Repayment Amount and the manner in which the Repayment Amount was calculated;

(2)	confirming the name of the person to whom any Conversion Shares are to be issued; and

(3)	setting out the Conversion Price applicable to any Conversion Shares to be issued in respect of the Conversion and the manner in which such Conversion Price was calculated by the Investor.

(d)	On or before one Business Days prior to a Repayment Date, the Company must issue to the Investor a Repayment Notice which must specify:

(1)	the amount of the Repayment Amount which is to be satisfied by the issue of the Shares and the number of Conversion Shares due to be issued in respect of the Conversion;

(2)	the amount of the Repayment Amount which is to be repaid by payment of cash (Cash Payment) and the amount of the Cash Payment Premium.

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(e)	If the Company does not issue a Repayment Notice in respect of a Repayment Date as required pursuant to clause 5.2(d), the Investor shall notify the Company in writing on or before 10.00am on the Repayment Date of the following:

(1)	the amount of the Repayment Amount which is to be satisfied by the issue of the Shares (as determined by the Investor in its sole and absolute discretion);

(2)	the amount of the Repayment Amount which is to be repaid by Cash Payment (as determined by the Investor in its sole and absolute discretion) and the amount of the Cash Payment Premium,

and on issue of such notice by the Investor, the Company will be deemed to have issued a Repayment Notice which specified the matters in (1) and (2) above.

(f)	To the extent that a Repayment Notice specifies that all or part of the Repayment Amount is to be satisfied by the issue of Shares, the Company must issue the Conversion Shares in accordance with clause 5.3 on the Repayment Date.

(g)	To the extent that a Repayment Notice specifies that all or part of the Repayment Amount is to be satisfied by a Cash Payment, the Company must pay to the Investor (or its nominee) in Immediately Available Funds and without set-off, counter claims, conditions or, unless required by law, deductions or withholdings, the amount of the Cash Payment together with the Cash Payment Premium on the Repayment Date.

(h)	If a Repayment Notice specifies that all or part of the Repayment Amount is to be satisfied by the issue of Conversion Shares and, for any reason, the Company is unable to or is not permitted to issue all or some of such Conversion Shares (including, without limitation, where the Conditions to Closing have not been met in respect of the issue of Conversion Shares), the Repayment Notice will be deemed to be varied to decrease that part of the Repayment Amount which is to be satisfied by the issue of the Conversion Shares to the extent necessary (which for the avoidance of doubt, will be determined by the Investor acting reasonably and may include a reduction to nil) so that the Company is able to or permitted to issue such Conversion Shares. Where such an adjustment is made the Repayment Notice will be further deemed to be varied to increase the Cash Payment by the corresponding amount, such that the overall Repayment Amount remains the same.

(i)	The Company will not be entitled to repay the Face Value of any Convertible Security issued other than in accordance with this Agreement.

(j)	The Company will not be entitled to redraw any amounts in respect of the Convertible Securities that are satisfied by Cash Payment or Conversion Shares pursuant to this clause 5.2 or otherwise pursuant to this Agreement.

5.3	Conversions of the Convertible Security

(a)	If a Repayment Notice specifies (or is deemed to have specified) a Conversion Amount, the Company shall, on the Repayment Date, effect a conversion of that part of the Face Value of the Convertible Securities (each a Conversion) equal to the Conversion Amount by issuing and Electronically Delivering Shares (in the number determined pursuant to clause 5.3(b)) to the Investor or its nominee (such Shares, are referred to as Conversion Shares).

(b)	The number of Conversion Shares that the Company shall issue and Electronically Deliver in a Conversion shall be determined by dividing the Conversion Amount by the Conversion Price, provided that if the resultant number contains a fraction, such number shall be rounded up to the next highest whole number.

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(c)	Upon a Conversion occurring, the Face Value of the Convertible Securities will be deemed repaid to the extent of the Conversion Amount on and from the date of issue of the resultant Collateral Shares. In the event that at the time of a Conversion, there is more than one Convertible Security on issue with an outstanding Face Value, the Conversion Amount shall be applied:

(1)	firstly, to the Convertible Security which was issued first in time;

(2)	if there remains any Conversion Amount outstanding after 5.3(c)(1) above, secondly to the Convertible Security which was issued second in time; and

(3)	if there remains any Conversion Amount outstanding after 5.3(c)(2) above, thirdly to the Convertible Security which was issued third in time.

6.	Conditions of Closing and Conversion

6.1	Delivery and Capacity

(a)	The Company acknowledges that it bears the responsibility for issuing the Securities under this Agreement and must be able to deliver the Securities in accordance with this Agreement.

(b)	For the avoidance of doubt, the Company acknowledges and warrants that on each Closing Date and Repayment Date it may issue any Securities under this Agreement without shareholder approval pursuant to Listing Rule 7.1 and/or Listing Rule 7.1A (as applicable).

6.2	Conditions

The Investor’s obligations under:

(a)	clauses 2.1(a) and 8.2(a)(1) to subscribe for the Convertible Securities and Placement Shares and pay the Investment Amount and the Placement Share Price; and

(b)	clause 5.3 to accept Conversion Shares,

under this Agreement are subject to and conditional upon the following conditions having been satisfied or fulfilled in respect of each Closing or Conversion, or waived in writing by the Investor, by no later than 5.00pm three Business Days prior to the Closing Date for each Closing or the Repayment Date for each Conversion as the case may be:

(a)	(shareholding limits) the issue of the Securities the subject of the relevant Closing or Conversion will not breach clause 13.1;

(b)	(entitlement to investment) the Company being entitled under this Agreement to require the Investor to subscribe for the Convertible Securities and Placement Shares and pay the Investment Amount or accept Conversion Shares;

(c)	(shareholder approval)

(1)	the Company may issue the relevant Securities the subject of a Closing or Conversion without shareholder approval pursuant to Listing Rule 7.1 and/or Listing Rule 7.1A (as applicable); or

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(2)	where the issue of Securities the subject of a Closing or Conversion may not be effected under the Listing Rules in the absence of a shareholder approval, the Company has obtained shareholder approval for the purposes of Listing Rule 7.4 for any previous issues of securities by the Company (including the Securities already issued) to the extent it is required so that the issue of the Securities the subject of the Closing or Conversion may proceed without breaching Listing Rule 7.1 or alternatively the Company has obtained shareholder approval for the purposes of Listing Rule 7.1 for the issue of such Securities to the Investor or its nominee, and delivered to the Investor, and the Investor has received, documentary evidence (reasonably satisfactory to the Investor) of such shareholder approval having been obtained;

(d)	(representations and warranties) each representation and warranty by the Company in this Agreement is true and correct as of the dates as of which they are made or deemed to be made under this Agreement;

(e)	(other requirements) without limitation to subclause 6.2(a) above, any and all Authorisations, consents, permits, approvals, registrations, waivers and documents, in the reasonable opinion of the Investor necessary or appropriate for the consummation of those Contemplated Transactions that would be consummated at the relevant Closing Date, have been obtained and have been issued by the Company and received by the Investor and remain in full force and effect;

(f)	(Company documents delivered) the Company has delivered or caused to be delivered to the Investor, and the Investor has received, the following:

(1)	in respect of:

(A)	the first Closing, a copy of the resolutions duly adopted by the board of directors of the Company, substantially in the form attached as Schedule 4; and

(B)	all other Closings, copies of the resolutions duly adopted by the board of directors of the Company approving the Transaction Documents and the Contemplated Transactions, to the extent to which such resolutions are, in the reasonable opinion of the Investor, or pursuant to any Law, required in addition to the resolutions referred to in subclause 6.2(f)(1)(A) above, prior to the consummation of those Contemplated Transactions that, as of the Closing Date or the Repayment Date, remain to be consummated;

(2)	copies of such additional documents, certificates, payments, assignments, transfers and other deliveries as the Investor or its legal counsel may reasonably request or as are customary in Australia to effect the relevant Closing or Conversion and issue of Securities as contemplated in this Agreement;

(3)	a certificate, executed on behalf of the Company by its Chief Executive Officer, Managing Director, Chairman or Chief Financial Officer, dated as of the relevant Closing Date or Repayment Date certifying that:

(A)	the Company has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the relevant Closing Date or Repayment Date;

(B)	the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the dates as of which they are made or deemed to be made under this Agreement; and

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(C)	all conditions to the relevant Closing or Conversion have been satisfied,

substantially in the form attached as Schedule 6 (CEO Certificate); and

(4)	in respect of a Conversion, the Repayment Notice in accordance with clause 5.2.

(g)	(no disclosure or default) the Investor is of the opinion, acting reasonably, that:

(1)	any offer for sale by the Investor or its nominee of any of Investors’ Shares, does not and will not need disclosure under Part 6D.2 of the Corporations Act, subject only to the Company giving a Cleansing Statement where the Company is able to give such a Cleansing Statement within five Business Days of issue of the relevant Investor’s Shares (or such shorter period required by section 708A(6) of the Corporations Act);

(2)	the issue of any Securities in respect of the relevant Closing or Conversion has not and will not result in the Company being in breach of the Listing Rules or any other Law;

(3)	no Event of Default has occurred; and

(4)	no Event of Default would result from the relevant Closing or Conversion being effected and the relevant Securities being issued;

(h)	(compliance with Agreement) the Company has performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company as at or prior to the Closing Date for the Closing or the Repayment Date for the Conversion;

(i)	(quotation) The ASX has not indicated to the Company that quotation of such Investor’s Shares on the ASX will not be granted upon notification to the ASX of their issue; and

(j)	(documentation) the Investor has received each of the documents required to be delivered, or which evidences satisfaction of the conditions, in accordance with clauses 6.2(a) to 6.2(h), in connection with the Closing or Conversion.

6.3	Absence of Notification of Conditions

The Investor may, but is not required to, deem the absence of any notification by the Company prior to the Closing Date for a Closing or the Repayment Date for a Conversion that any Conditions to the Closing or Conversion have not been fulfilled to be an assurance that all Conditions to the Closing or Conversion have been fulfilled.

6.4	Waiver of compliance

The Conditions are for the benefit of the Investor only. They may only be waived by the Investor in its absolute and sole discretion and only by notice in writing to the Company. Any Repayment Notice or purported Closing or Conversion which does not comply with this Agreement is invalid and ineffective.

6.5	Consequence of failure to meet conditions

(a)	The Company shall not issue any Conversion Shares to the Investor or its nominee without the prior written consent of the Investor if, on the issue of the Conversion Shares, any of the conditions in clause 6.2 have not been fulfilled.

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(b)	If the Company issues any Conversion Shares in breach of clause 6.5(a), the relevant issue will not be deemed to have been accepted by the Investor, such issuance shall be deemed not to have been undertaken for the purposes of this Agreement, and that part of the Face Value which is purported to have been converted in accordance with clause 5 will be deemed to remain outstanding.

6.6	Confirmation of Closing or Conversion

(a)	The Investor must by no later than 10.00am on the Closing Date or the Repayment Date either:

(1)	advise the Company that the Conditions have not been complied with together with written particulars of the non-compliance; or

(2)	subject to clause 5.2(c), give the Company a Confirmation Statement:

(A)	confirming the name of the person to whom the relevant Securities are to be issued; and

(B)	setting out:

(i)	the Placement Share Price or Conversion Price applicable to; and

(ii)	in respect of a Closing, the number of Placement Shares due to be issued in respect of the Closing,

and the manner in which such Placement Share Price or Conversion Price and number of Shares to be issued was calculated by the Investor.

(b)	The provision by the Investor of a Confirmation Statement under clauses 5.2(c) or 6.6(a) is not a release or waiver by the Investor of any obligation of the Company to satisfy the Conditions.

7.	Shareholding Limitation

(a)	Notwithstanding any other provision of this Agreement, the Investor shall not be required by the Company to subscribe for Placement Shares, nor accept or be issued Conversion Shares to the extent that the number of Investment Shares to be issued as a result of that Closing or Conversion would be greater than the Market Capitalisation Amount, unless the Investor gives its written consent (such consent to be given or withheld in the Investor’s sole and unfettered discretion and on any conditions determined by the Investor).

(b)	Notwithstanding any other provision of this Agreement, the Investor shall not be required by the Company to:

(1)	subscribe for any Placement Shares pursuant to this Agreement;

(2)	accept or be issued any Conversion Shares pursuant to this Agreement; or

(3)	otherwise acquire a relevant interest in the Shares,

which causes the voting power in the Company of the Investor and its associates (as defined in the Corporations Act) (Relevant Interest) to exceed 4.99%, unless the Investor gives its written consent (which may be given or withheld in the Investor’s sole and unfettered discretion and on any conditions determined by the Investor) to the Company from time to time in respect of a Closing or Conversion.

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(c)	Upon a written or verbal request of the Company, the Investor shall, within one Business Day, confirm verbally and in writing to the Company its Relevant Interest as of the date of the request.

(d)	In the event that the issue of Investor’s Shares in respect of a Closing would result in a breach of this clause 7, the Investment Amount the subject of the relevant Closing will, on notice by the Investor to the Company (which may be provided in the Confirmation Statement), be deemed to be decreased to the extent necessary (which for the avoidance of doubt, will be determined by the Investor acting reasonably and may include a reduction to nil) so that this clause 7 is complied with.

(e)	In the event that the issue of Investor’s Shares in respect of a Conversion would result in a breach of this clause 7, the Conversion Amount the subject of the relevant Conversion will, on notice by the Investor to the Company (which may be provided in the Confirmation Statement), be deemed to be decreased to the extent necessary (which for the avoidance of doubt, will be determined by the Investor acting reasonably and may include a reduction to nil) so that this clause 7 is complied with, with the amount of the Cash Payment in respect of the same Repayment Date being increased by a corresponding amount.

8.	Closing

8.1	Closing Date

(a)	Despite anything else in this Agreement, if the issue of Securities in respect of a Closing or Conversion will require any approval of the shareholders of the Company in general meeting under the Corporations Act or the Listing Rules (as contemplated by clause (a)), the Closing Date in relation to the Closing or the Repayment Date in relation to the Conversion will be the date that is five Business Days after the date on which the required approval to enable the issue of the relevant Securities is obtained.

(b)	In the event that there is a public holiday in New York City or Puerto Rico at any time within five Business Days prior to the Closing Date or the Repayment Date, the Closing Date or the Repayment Date shall automatically be extended by the number of days equal to the number of days of the relevant public holiday, however, if the extended Closing Date or the Repayment Date does not fall on a Business Day, the Closing Date or the Repayment Date will be deemed to be further extended to the next Business Day.

8.2	Actions on Closing and Conversion

(a)	Subject to the Conditions having been fulfilled (or waived by the Investor) and any approval of shareholders of the Company required under clause 8.1(a) having been obtained, on or before the Closing Date or the Repayment Date (as applicable):

(1)	the Investor must:

(A)	give the Company a Confirmation Statement;

(B)	in respect of the First Closing, subscribe for the:

(i)	Convertible Security A, by payment of the Investment Amount in respect of Convertible Security A to the Bank Account before 10.00am on the Closing Date;

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(ii)	Tranche 1 Placement Shares by payment of the Placement Share Price per Tranche 1 Placement Share to the Bank Account before 10.00am on the Closing Date; and

(C)	in respect of the Second Closing, subject to clause 2.1(b) subscribe for the:

(i)	Convertible Security B, by payment of the Investment Amount in respect of Convertible Security B to the Bank Account before 10.00am on the Closing Date;

(ii)	Tranche 2 Placement Shares by payment of the Placement Share Price per Tranche 2 Placement Share to the Bank Account before 10.00am on the Closing Date; and

(D)	in respect of the Third Closing, subject to clause 2.1(d) subscribe for the Convertible Security C, by payment of the Investment Amount in respect of Convertible Security B to the Bank Account before 10.00am on the Closing Date;

(E)	if the allottee of the Securities is a nominee of the Investor and is not an existing member of the Company, provide to the Company a written consent from the allottee:

(i)	consenting to the issue of the Securities to it;

(ii)	in respect of any Investor’s Shares consenting to become a member of the Company; and

(iii)	agreeing to be bound by the Constitution on the issue of any Investor’s Shares to it; and

(2)	the Company must:

(A)	in respect of the First Closing:

(i)	issue the Convertible Security A to the Investor or its nominee; and

(ii)	issue and Electronically Deliver, or procure its share registry to do so, the Tranche 1 Placement Shares to the Investor or its nominee;

(B)	in respect of the Second Closing:

(i)	issue the Convertible Security B to the Investor or its nominee; and

(ii)	issue and Electronically Deliver, or procure its share registry to do so, the Tranche 2 Placement Shares to the Investor or its nominee;

(C)	in respect of the Third Closing, issue the Convertible Security C to the Investor or its nominee;

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(D)	in respect of a Conversion, issue and Electronically Deliver, or procure its share registry to do so, the Conversion Shares to the Investor or its nominee;

(E)	other than in respect of the Third Closing, lodge with ASX a Cleansing Statement;

(F)	lodge with ASX an application for quotation in respect of the Investor’s Shares and pay any fees or other costs associated with it; and

(G)	provide the Investor a confirmation statement from the Company's share registry evidencing the allotment and issue of the Investor’s Shares on the Closing Date or the Repayment Date (as applicable).

(b)	In respect of a Closing, in the event that:

(1)	the Investor has provided to the Company, before 10.00am on the Closing Date, written confirmation of the Investor’s instructions to transfer to the Bank Account the Investment Amount and the Placement Share Price per Placement Share (together the Remitted Amount) pursuant to and in accordance with clause 8.2(a)(1)(B); and

(2)	the Remitted Amount is not received before 10.00am on the Closing Date,

the Closing Date shall be automatically deemed to be extended to:

(3)	if the Remitted Amount is received by the Company before 10.00am on a Business Day, that Business Day; or

(4)	if the Remitted Amount is received by the Company after 10am on a Business Day or on a day that is not a Business Day, the next Business Day,

provided that such extension of the Closing Date shall not be any greater than 3 Business Days.

(c)	The obligations of the Investor and the Company on the Closing Date and the Repayment Date (as applicable) are interdependent. Settlement is conditional on, and will not be taken to have occurred, until the parties have complied with all of their respective obligations under this clause 8.2.

8.3	Actions after Closing or Conversion

(a)	The Company must use its best endeavours to obtain a grant of quotation from ASX for the Investor’s Shares within three Business Days after the Closing Date or the Repayment Date (as applicable), including complying with any reasonable condition required by ASX as a condition of it granting quotation.

(b)	No later than on the Business Day on which the ASX grants quotation of the Investor's Shares, the Company shall provide the Investor with documentary evidence of the ASX having granted such quotation.

(c)	No later than two Business Days after the Closing Date or the Repayment Date (as applicable), the Company must cause its share registry to deliver to the Investor or the allottee of the Investor’s Shares:

(1)	a holding statement evidencing the allotment and issue of the Investor’s Shares on the Closing Date or the Repayment Date (as applicable);

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(2)	provide the Investor with a Convertible Security Certificate in respect of any Convertible Security issued on a Closing, on the Closing Date;

(3)	update the Register of the Convertible Security to record the issue of the Convertible Security; and

(4)	details of all necessary identification numbers and other information necessary to enable the allottee to deal immediately with the issued Securities.

(d)	The Company requests, authorises and directs the Investor to withhold from the Investment Amount (as described in sub-paragraph (a), (b) or (c) of the definition of Investment Amount) all monies:

(1)	payable under clause 15 (Taxes); and

(2)	which the Investor has paid to third parties for which the Company is responsible pursuant to clause 20.14 (Transaction Costs),

and to pay those monies directly to the Investor or its nominee.

9.	Company Acknowledgement

9.1	Dilution

The Company acknowledges that the number of Shares issuable as a result of the Contemplated Transactions occurring pursuant to this Agreement may increase in certain circumstances including the circumstance in which the trading price of the Shares declines during the Term.

10.	Representations and Warranties by the Company

10.1	Representations and Warranties

The Company represents and warrants to the Investor, on the Execution Date, each Closing Date and each Repayment Date, and where qualified by an express reference to the representation or the warranty being given on a particular other date or dates, on that date or dates, that the following are true and correct and not misleading, including by omission.

(a)	(Authorisation) The Company has full power and authority to, has taken all action necessary, and has caused its officers, directors and security holders, to take all action necessary to:

(1)	enter into, authorise, execute and deliver the Transaction Documents, including obtaining any shareholder approval required for the issue of the Securities prior to their issue; and

(2)	enter into, and authorise the performance of, all obligations of the Company as and when required under the Transaction Documents and the Contemplated Transactions, including issuing the Securities, and no further action is required by the Company, its officers, its board of directors, or its security holders in connection with the Transaction Documents or the relevant Contemplated Transactions.

(b)	(Securities) For the purposes of the Listing Rules:

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(1)	the Company's Appendix 3B dated 4 December 2015 accurately describes the number and type of securities on issue by the Company as at the Execution Date; and

(2)	as at the Execution Date, the Company has capacity to issue up to 19,105,318 additional Equity Securities under its placement capacity under Listing Rule 7.1.

(c)	(Binding obligations) Each Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(d)	(Organisation, good standing and qualification)

(1)	Each of the Company and its Subsidiaries is an entity duly organised and validly existing under the laws of the jurisdiction of its place of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties (each, Corporate Power).

(2)	Each of the Company and its Subsidiaries is duly qualified and authorised to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership of property makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company’s or such Subsidiary’s business.

(3)	No proceeding has been instituted in any jurisdiction seeking to revoke, limit or curtail any power, authority or qualification referred to in subclauses 10.1(d)(1) and 10.1(d)(2).

(4)	Neither the Company nor any Subsidiary is in violation or default of any of the provisions of their respective constitution, shareholders’ agreement, certificate or articles of incorporation, bylaws or other organisational or charter documents.

(e)	(Security structure)

(1)	No person is entitled, or purports to be entitled, to any right of first refusal, pre- emptive right, right of participation, or any similar right, to participate in the Contemplated Transactions or otherwise with respect to any securities of the Company.

(2)	The Company has not granted any Security Interest with respect to any indebtedness or other equity of the Company or its Subsidiaries.

(3)	The issuance and sale of any of the Securities will not obligate the Company to issue Shares or other securities to any other person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding security.

(4)	Except as described in Part A of Schedule 1 or as otherwise contemplated by this Agreement:

(A)	there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any Subsidiary is, or may be, obligated to issue any equity or equity-linked securities of any kind; and

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(B)	there are no voting, buy-sell, outstanding or authorised stock appreciation, right of first purchase, phantom stock, profit participation or equity-based compensation agreements, options or arrangements, or like rights relating to the securities of the Company or any Subsidiaries or agreements of any kind among the Company or any Subsidiary and any person;

(C)	as of the Execution Date, there is no indebtedness or other equity of the Company that is senior to, or pari passu with, the Convertible Security in right of payment, whether with respect to interest or upon Insolvency Event or dissolution, or otherwise.

(f)	(Valid issuance) When issued pursuant to this Agreement, all Investor’s Shares will:

(1)	be validly issued and fully paid;

(2)	be free and clear of all Encumbrances and restrictions, except for restrictions on transfer imposed by applicable laws and will be issued in full compliance with applicable securities laws and all rights of third parties;

(3)	be capable of quotation by ASX; and

(4)	rank equally with all existing Shares on and from the date of issue in respect of all rights issues, bonus share issues and dividends which have a record date for determining entitlements on or after the date of issue of those Investor’s Shares.

(g)	(Consents) The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities (except as expressly stipulated in this Agreement as required in the future under the circumstances under which they are expressly stipulated under the Agreement to be required), require no waivers of the Listing Rules by the ASX, or any consent of, action by or in respect of, or filing with, any Government Body, or any other person other than:

(1)	lodgement of a Cleansing Statement with the ASX, where applicable;

(2)	disclosure of the entry into the Agreement to the ASX; and

(3)	applications to the ASX for the listing of the Investor’s Shares for trading in the time and manner required.

(h)	(Regulatory issues)

(1)	No stop order, trading halt, suspension of trading, cessation of quotation, or removal of the Company or the Shares from ASX's Official List has been requested by the Company or imposed by ASIC, the ASX, or any other Government Body or regulatory body with respect to public trading in the Shares on the ASX that would impede the ability of the Company to issue a Cleansing Statement, or otherwise prevent the Investor from trading Investor's Shares on ASX for a period of two Trading Days or more.

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(2)	There is no fact or circumstance that may cause the Company to request, or ASIC, the ASX, or any other Government Body to impose, any stop order, trading halt, suspension of trading, cessation of quotation, or removal of the Company or the Shares from ASX's Official List.

(i)	(No conflict, breach, violation or default)

The execution and delivery of, and the performance of the terms of, the Transaction Documents by the Company, and the issuance by the Company of any of the Securities will not:

(1)	result in the creation of any Encumbrance in respect of any property of the Company or any of its Subsidiaries; or

(2)	violate, conflict with, result in a breach of any provision of, require any notice or consent under, constitute a default under, result in the termination of, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, any of the terms, conditions or provisions of:

(A)	the Company’s constitution as in effect on the date of this Agreement;

(B)	any Law (including the Listing Rules), Authorisation, or order of any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary, or any of their respective assets or properties; or

(C)	any material agreement or instrument to which the Company or any Subsidiary is a Party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject (or render any such agreement or instrument voidable or without further effect).

(j)	(No Material Adverse Effect) Since 30 June 2015, there has been no event or condition that has had or may have, a Material Adverse Effect. Since the date of the Company’s latest audited financial statements:

(1)	the Company has not incurred any liabilities (contingent or otherwise) other than:

(A)	trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; and

(B)	liabilities not required to be reflected in the Company's financial statements pursuant to the financial standards pursuant to which such financial statements are prepared, or required to be disclosed in the Company’s public filings;

(2)	the Company has not altered its method of accounting; and

(3)	the Company has not declared or made any dividend or distribution of cash or other property to its shareholders, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

(k)	(Litigation)

(1)	Except as set out in Part B of Schedule 1, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties, and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

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(2)	To the best knowledge of the Company, neither the Company nor any Subsidiary, nor any director or officer of the Company nor any Subsidiary, is or has been the subject of any action, suit, proceeding, or investigation involving a claim of violation of or liability under securities laws or a claim of breach of fiduciary duty.

(3)	There has not been, and to the knowledge of the Company there is no, pending or contemplated investigation by any Government Body involving the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

(l)	(Compliance) Except as set out in Part C of Schedule 1, neither the Company nor any Subsidiary:

(1)	is in material default under, or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument (including any Authorisation) to which it is a Party or by which it or any of its properties is bound (whether or not such default or violation has been waived);

(2)	is in violation of any order of any court, arbitrator or Government Body; or

(3)	is or has been in violation of any Law.

(m)	(Tax returns) Without limiting anything else in this Agreement, the Company has filed, or caused to be filed, in a timely manner, all tax returns, business activity statements and other tax filings which were required to be filed by the Execution Date under applicable Tax law, and has paid all Taxes that became due and payable by it on or before the Execution Date when those Taxes became due and payable. No claims have been, or are reasonably likely to be, asserted against it with respect to those filings or payment of Taxes that, if adversely determined, would have the potential to have a Material Adverse Effect.

(n)	(Disclosures)

(1)	The materials delivered, and statements made, by the Company and its representatives to the Investor in connection with the Contemplated Transactions (the Materials) do not:

(A)	contain any untrue statement of a material fact or misleading statement; or

(B)	omit to state a material fact necessary in order to make the statements contained in those Materials, in light of the circumstances under which they were made, not misleading.

(2)	The Company has disclosed to the Investor in writing all facts relating to the Company, its business, the Transaction Documents, the Contemplated Transactions, and all other matters which are material to the assessment of the nature and amount of the risk inherent in an investment in the Company.

(o)	(Solvency) No Insolvency Event has been suffered or incurred by the Company or its Subsidiaries.

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(p)	(Law) The Company is in compliance with the Listing Rules and the Corporations Act, and no fact exists which may result in the Company not complying with the Listing Rules or the Corporations Act.

(q)	(Entitlement to rely on disclosure exemption) As of the Execution Date, each date on which Securities are issued, and each date on which the Company issues a Cleansing Statement under this Agreement (each, a Cleansing Statement Date) the Company and the Investor are entitled to rely on the sale offer exemption under section 708A(5) of the Corporations Act in respect of the Investor’s Shares.

(r)	(Section 713(6) of the Corporations Act) ASIC has not made a determination in relation to the Company under section 713(6) of the Corporations Act.

(s)	(Non-public information) Neither the Company nor any person acting on its behalf has provided the Investor or its agents, representatives or counsel with any inside information (as defined in the Corporations Act) or any material non-public information, and to the Company’s knowledge, the Investor does not possess any inside information or material non-public information (and, to the extent this warranty is breached, the Company must immediately release the relevant inside information to the market).

(t)	(Prohibited Transactions) The Company has not entered or agreed to enter into a Prohibited Transaction.

(u)	(Absence of Events of Default) No Event of Default and no event which, with notice, lapse of time or both, would constitute an Event of Default, has occurred and is continuing.

(v)	(Excluded Information) As at the Execution Date, the Company has no information that has not been told to the ASX in accordance with Listing Rule 3.1A.

(w)	(Self-reliance) The Company’s decision to enter into this Agreement has been based solely on its own evaluation of the Contemplated Transactions. The Company has been represented and advised by advisors of their own choice, including financial advisors, tax advisors and legal counsel, who have assisted the Company in understanding and evaluating the risks and merits associated with the Contemplated Transactions.

(x)	(Brokers and finders) No person will have, as a result of the Contemplated Transactions, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

(y)	(U.S. compliance):

(1)	(No general solicitation) Neither the Company nor to its knowledge, any person acting on its behalf, has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the United States Securities Act of 1933, as amended (the Securities Act)), in connection with the offer or sale of any security of the Company.

(2)	(No integrated offering) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security, in a manner, or under circumstances, that:

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(A)	would adversely affect reliance by the Company on the provisions of Rule 506 of Regulation D under the Securities Act for the exemption from registration for the Contemplated Transactions;

(B)	would require registration of the sale of the Securities under the Securities Act; or

(C)	would cause such offer or solicitation to be deemed integrated with the offering of the Securities, whether under the Listing Rules, the Securities Act, or otherwise.

(3)	(Private placement) The offer and sale of the Securities to the Investor, as contemplated by this Agreement, is exempt from:

(A)	the registration requirements of the Securities Act by virtue of Rule 506 of Regulation D under the Securities Act; and

(B)	the registration and/or qualification provisions of all New York and Puerto Rico state securities laws.

(4)	(Foreign private issuer) Less than fifty percent (50%) of the outstanding voting securities of the Company are directly or indirectly owned of record by residents of the United States. The Company is a “foreign private issuer” as that term is defined in Rule 405 under the Securities Act.

(5)	(Category 1 securities) The Securities are eligible for Category 1 under Rule 903 of Regulation S under the Securities Act.

(6)	(No registration required) The Company is not required to register its securities under the Securities Act, the Exchange Act, and the rules and regulations under any of the foregoing.

(z)	(Liabilities) As at the Execution Date, the Company has no indebtedness or liabilities (whether contingent or otherwise) other than set out in Part D of Schedule 1.

(aa)	(Australian land corporation) The Company is not an Australian Land Corporation.

10.2	Investor's reliance

The Company acknowledges that the Investor has entered into this Agreement in reliance on the Company’s representations and warranties set out in this Agreement.

10.3	Construction of representation and warranties

Each representation and warranty of the Company is to be construed independently of the others and is not limited by reference to any other representation or warranty.

10.4	Disclosures and limitations

(a)	The representations and warranties of the Company set out in clause 10.1 are not limited in any way by information gathered by the Investor, its advisers or representatives.

(b)	The representations and warranties of the Company shall be qualified only to the extent expressly set out in Schedule 1 (the Disclosure Schedule).

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10.5	Notice

The Company shall immediately notify the Investor upon becoming aware of any breach of any representation or warranty given by the Company under this Agreement.

11.	Representations and Warranties of the Investor

11.1	Representations and warranties

The Investor represents and warrants to the Company, on and as of the Execution Date and as of each Closing Date and each Repayment Date (in each case, except where qualified by an express reference in this clause 11.1 as to the representation or the warranty being given on and as of a particular date or dates, only on and as of that date or dates), that the following are true:

(a)	(Organisation, good standing and qualification)

(1)	The Investor is a validly existing limited partnership and has all requisite power and authority to enter into and consummate the Contemplated Transactions and otherwise to carry out its obligations under this Agreement.

(2)	The Investor is in good standing under the laws of the jurisdiction of its place of incorporation and has all requisite power and authority to carry on its business as now conducted and to own its properties.

(3)	The Investor is not in violation or default of any of the provisions of limited partnership agreement, certificate of formation, or other organisational or charter documents.

(b)	(Authorisation) The execution, delivery and performance by the Investor of the Agreement have been duly authorised and will each constitute a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c)	(FIRB) The entry into this Agreement and the acquisition of the Securities by the Investor will not cause the Investor to be in breach of the Foreign Acquisitions and Takeovers Act 1975 (Cth) and will not require the receipt by the Investor of any approvals, or the issuance by the Investor of any notifications, under that Act.

(d)	(Status of Investor and disclosure) The Investor is a sophisticated investor or professional investor as set out in section 708(8) and 708(11) of the Corporations Act, or otherwise falls within an exemption contained in section 708 of the Corporations Act as a person to whom securities can be issued without a requirement for disclosure on the part of the Company under section 706 of the Corporations Act and, the Investor shall provide supporting documentation to the Company upon request to establish its ability to rely on such sections.

(e)	(U.S. Compliance - investment intent) The Investor understands that the Securities are “restricted securities” under the Securities Act and have not been registered under the Securities Act or any applicable state securities law, and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws. For purposes of assuring that the Investor is not an underwriter within the meaning of Section 2(a)(11) of the Securities Act for purposes of Rule 502(d) under the Securities Act, the Investor represents that it:

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(1)	is acquiring the Investor’s Shares as principal for its own account for investment purposes only (as contemplated by the Securities Act and the rules and regulations thereunder) and not with a present view to or for distributing or reselling such Investor’s Shares or any part of the Investor’s Shares in violation of the Securities Act;

(2)	has no present intention of distributing any of such Investor’s Shares in violation of the Securities Act; and

(3)	has no arrangement or understanding with any other person or persons regarding the distribution of such Securities in violation of the Securities Act.

(f)	(Investor status) At the time the Investor was offered the Investor’s Shares, it was, and at the Execution Date it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor is not, and is not required to be, registered as a broker or dealer under section 15 of the Exchange Act.

(g)	(Adequate information) The Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has reviewed such information as the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in, and make an informed investment decision with respect to, the Investor’s Shares.

(h)	(General solicitation) The Investor is not purchasing the Investor’s Shares as a result of any advertisement, article, notice or other communication regarding the Investor’s Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, or in any filing with the United States Securities and Exchange Commission, or any other general solicitation or general advertisement.

11.2	Company’s reliance

The Investor acknowledges that the Company has entered into this Agreement in reliance on the Investor’s representations and warranties set out in this clause 11.

11.3	Construction of representation and warranties

Each representation and warranty of the Investor is to be construed independently of the others and is not limited by reference to any other representation or warranty.

11.4	Notice

The Investor shall immediately notify the Company upon becoming aware of any breach of any representation or warranty given by the Investor under this Agreement.

12.	Additional covenants and agreements of the Company

12.1	Company Restrictions

The Company must use reasonable endeavours to ensure that none of the following occurs except where required by law or by the Listing Rules without the prior written approval of the Investor, such approval not to be unreasonably withheld:

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(a)	a reorganisation, reclassification, reconstruction, consolidation or subdivision of the capital of the Company or the creation of any different class of securities in the capital of the Company other than employee options approved by the Company in general meeting or issued pursuant to any employee or executive share option plan of the Company;

(b)	any buyback, redemption, reduction or cancellation of shares or share capital; or

(c)	any decision that will, or is likely to cause a Material Adverse Effect.

12.2	Ranking of the Investor’s Shares

(a)	The Investor’s Shares shall rank equally in all respects with the existing Shares on the date of issue of the Investor’s Shares.

(b)	At each issuance, the Company shall credit all Investor’s Shares as fully paid.

(c)	All Investor’s Shares shall be issued free and clear of any Encumbrances.

12.3	No Conflicting Actions

(a)	The Company will not, and will ensure that the Subsidiaries do not, take any action, enter into any agreement, or make any commitment that would conflict or interfere in any material respect with its obligations to the Investor under the Agreement.

(b)	Unless so required by applicable law or regulation or in order to establish a dividend, distribution or other rights attaching to the Shares, the Company shall not close its share register or take any other action which prevents the transfer of its Shares or other Equity Securities. For the avoidance of doubt, this does not include any trading halt or suspension that the Company may be entitled to, or obligated to undertake by ASX.

12.4	Compliance with Laws

(a)	The Company shall, and shall ensure that the Subsidiaries will, comply with all applicable Laws.

(b)	The Company shall make, in a timely manner, all filings that may be required under the applicable Laws in connection with the Contemplated Transactions.

12.5	Non-ASX Quotation

(a)	Subject to clause 12.5(b), the Company shall not permit the Company or any of its securities to be listed or quoted on any financial market, quotation system, or stock exchange, other than the ASX, without the Investor’s prior written consent, which consent may be withheld in the Investor’s sole discretion.

(b)	Subject to the Company’s primary listing remains on the ASX, the Investor acknowledges that the Company may apply for secondary listing of its securities on NASDAQ, in which case and for as long as the Company’s primary listing remains on the ASX, the Company is not required to seek the Investor's consent to apply for such admission or to continue to have its securities listed or quoted on NASDAQ.

12.6	ASX Listing

At all times, the Company shall ensure that the Shares remain continuously quoted on the ASX without suspension for more than five Trading Days in any 12 month period.

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12.7	Conduct of Business

The Company shall, and shall cause all of its Subsidiaries to, carry on and conduct its business and the business of each Subsidiary in a proper and efficient manner in accordance with good commercial practice.

12.8	Miscellaneous Negative Covenants

The Company shall not, and shall cause all of its Subsidiaries not to, directly or indirectly, without the Investor’s written approval, and such approval must not to be unreasonably withheld:

(a)	dispose, in a single transaction, or in a series of transactions, of all or any part of its assets unless such disposal is:

(1)	in the ordinary course of business;

(2)	for fair market value; and

(3)	approved by the board of directors of the Company;

(b)	initiate and undertake any reduction in its issued share capital or any uncalled liability in respect of its issued capital, except by means of a purchase or redemption of the share capital that is permitted under Australian law;

(c)	initiate and undertake any Security Structure Event;

(d)	change the nature of its business or the nature of the business of any Subsidiary;

(e)	make an application under section 411 of the Corporations Act;

(f)	transfer the jurisdiction of incorporation of the Company or any of its Subsidiaries; or

(g)	enter into any agreement with respect to any of the matters referred to in clauses 12.8(a) to 12.8(f).

12.9	Use of Proceeds

The Company shall use the funds received from the Investor under this Agreement for general corporate and working capital purposes that are reasonable in light of the nature of the Company’s business as of the Execution Date and are in the ordinary course of the Company’s business and not, among other things, to lend money, give credit, make advances or pay any incentives or bonuses to any officers, directors, employees or affiliates of the Company or any Subsidiary, for dividend payments or for the repayment of any indebtedness to security holders or other third parties.

12.10	Register of Convertible Security

The Investor shall, on behalf of the Company, as the Company’s attorney, maintain the Register of the Convertible Security, during the term of this Agreement.

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13.	Additional covenants and agreements of the Investor

13.1	Takeover Limitation

The Investor shall not acquire a relevant interest in the Shares which causes the voting power in the Company of the Investor and its associates (as defined in the Corporations Act) to exceed 19.99%.

13.2	No shorting

The Investor will only sell Investor's Shares if, at the time of such sale, it has a presently exercisable and unconditional right to vest the Shares in the buyer and otherwise complies with the requirements of the Corporations Act.

14.	Set-Off and Withholding

14.1	Set-Off

(a)	The Investor may set off any of its obligations to the Company (whether or not due for payment), against any of the Company’s obligations to the Investor (whether or not due for payment) under this Agreement and/or any Transaction Document.

(b)	The Investor may do anything necessary to effect any set-off undertaken in accordance with this clause 14.1 (including varying the date for payment of any amount payable by the Investor to the Company).

14.2	Set-Off Exclusion

All payments which are required to be made by the Company to the Investor shall be made without:

(a)	any set-off, counterclaim or condition; or

(b)	any deduction or withholding for Tax or any other reason, unless a deduction or withholding is required by law,

except as may otherwise be consented to by the Investor.

14.3	Withholding Gross-Up

If the Company is required by law to withhold or deduct an amount from any amount payable to the Investor:

(a)	the Company shall pay the amount required to be withheld or deducted to the relevant revenue or collection authority within the time allowed for such payment; and

(b)	the Company shall pay such additional amounts as are necessary to ensure that after making the deduction or withholding, the Investor receives the full amount required to be paid before giving effect to such deduction.

15.	Taxes

(a)	Without limiting anything else in this Agreement, if the Investor is required to pay any Tax to any Australian federal, state or other Government Body in respect of any payment it receives from the Company:

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(1)	the Company shall indemnify the Investor against that Tax; and

(2)	the Company shall pay to the Investor the additional amount which the Investor reasonably determines to be necessary to ensure that the Investor receives, when due, a net amount (after payment of any Tax in respect of each additional amount, and taking into account any tax credit that the Investor would receive in connection with such Tax in the United States of America or Puerto Rico) that is equal to the full amount it would have received if a deduction or withholding or payment of that Tax had not been made.

(b)	Without limiting anything else in this Agreement the Company shall:

(1)	pay any Tax required to be paid to any Government Body which is payable in respect of this Agreement or any Contemplated Transaction (including in respect of the execution, delivery, performance, release, discharge, amendment or enforcement of this Agreement or any Contemplated Transaction);

(2)	pay any fine, penalty or other cost in respect of a failure to pay any Tax as required by this clause 15; and

(3)	indemnify the Investor against any amount payable by it under this clause 15.

(c)	Without limiting anything else in this Agreement, if the Investor is or becomes liable to pay any GST in respect of any supply it makes, under, in accordance with, or pursuant to an enforcement of, this Agreement or any Contemplated Transaction, whether or not that supply is made to or for the benefit of the Company (GST Liability) then:

(1)	to the extent that an amount is payable by the Company to the Investor under this Agreement or in any Contemplated Transaction for that supply, that amount will be increased by the full amount of the GST Liability; and

(2)	otherwise, the Company shall indemnify the Investor for the full amount of the GST Liability and any interest or penalties in relation to that GST Liability.

(d)	Without limiting anything else in this Agreement:

(1)	the Company shall pay all stamp, loan transaction, registration and similar Taxes, including fines and penalties, financial institutions duty and debits tax that may be payable to, or required to be paid by, any appropriate authority, or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement or any Contemplated Transaction or any payment, receipt or other transaction contemplated by this Agreement; and

(2)	the Company shall indemnify the Investor against any loss or liability incurred or suffered by it as a result of the delay or failure by the Company to pay those Taxes.

(e)	Without limiting anything else in this Agreement, at all times on and from the date of this Agreement, the Company shall comply in all material respects with all applicable laws relating to Tax and promptly file, or cause to be filed, all tax returns, business activity statements, and other tax filings, required under applicable Tax law.

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16.	Default

16.1	Events of Default

Any of the following shall constitute an Event of Default:

(a)	any of the representations, warranties, or covenants made by the Company or any of its agents, officers, directors, employees or representatives in any Transaction Document, Materials or public filing are inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, or any certificate or financial or other written statements furnished by or on behalf of the Company to the Investor, any of its representatives, or the Company’s shareholders, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made, or on any Investment Date, Closing Date or date of issuance of any Investor’s Shares;

(b)	the Company or any Subsidiary of the Company fails to perform, comply with, or observe, any term, covenant, undertaking, obligation or agreement under any Transaction Document and either, in the reasonable opinion of the Investor:

(1)	such default is not capable of remedy; or

(2)	such default is capable of remedy, and the default remains unremedied for a period of 5 Business Days after notice from the Investor requiring such default to be remedied;

(c)	the Company or any Subsidiary of the Company suffers or incurs an Insolvency Event;

(d)	the Company or any of its Subsidiaries ceases, suspends, or threatens to cease or suspend, the conduct of all or a substantial part of its business, or dispose of, or threaten to dispose of, a substantial part of its assets;

(e)	the Company or any of its Subsidiaries takes action to undertake or give effect to a Security Structure Event;

(f)	the Company does not comply with clause 8.2(a)(2)(E) (regardless of whether it is able to comply with clause 8.2(a)(2)(E)) or, despite so complying, the Investor's Shares cannot, in the Investor’s reasonable opinion, be freely traded following their quotation on ASX without a prospectus required under Part 6D.2 of the Corporations Act;

(g)	any Investor's Shares are not quoted on ASX within three Business Days following the date of their issue;

(h)	a stop order, suspension of trading, cessation of quotation, or removal of the Company or the Shares from the ASX Official List has been requested by the Company or imposed by ASIC, the ASX, or any other Government Body with respect to public trading in the Shares on the ASX; except for a suspension of trading not exceeding five Trading Days in a rolling twelve month period or as agreed to by the Investor, which suspension of trading will be terminated prior to the earlier of the next Investment Date or Closing Date that would otherwise follow the date of such suspension of trading;

(i)	there exists a fact or circumstance that may cause the Company to request, or the ASX or any other Government Body to impose, a stop order, suspension of trading, cessation of quotation, or removal of the Company or the Shares from the ASX Official List, except for a suspension of trading not exceeding five Trading Days in a rolling twelve month period or as agreed to by the Investor, which suspension of trading will be terminated prior to the earlier of the next Investment Date or Closing Date that would otherwise follow the date of such suspension of trading;

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(j)	any of the following has occurred:

(1)	trading in securities generally in Australia or the United States has been suspended or limited. For the avoidance of doubt, a trading halt in the Company’s securities on the ASX will not result in trading in securities generally in Australia or the United States having been suspended or limited;

(2)	minimum prices have been established on securities in Australia or the United States or on the ASX;

(3)	a banking moratorium has been declared by the Australian, the United States or the New York State authorities; or

(4)	a material outbreak or escalation of hostilities or another national or international calamity of such magnitude in its effect on, or adverse change in, the United States or the Australian financial market, which in the reasonable judgment of the Investor, makes it impracticable or inadvisable for the Investor to subscribe for or be issued with Securities under this Agreement;

(k)	any of the Conditions have not have been fulfilled in the time prescribed;

(l)	the Company challenges, disputes or denies the right of the Investor to receive any Securities, or otherwise dishonours or rejects any action taken, or document delivered, in furtherance of the Investor’s rights to receive any Securities (provided that nothing in this clause 16.1(l) is deemed to prevent the Company from challenging the Investor’s actions to which the Investor is not in fact entitled under this Agreement);

(m)	a Transaction Document or a Contemplated Transaction has become, or is claimed (other than in a vexatious or frivolous proceeding) by any person that is not the Investor or its Affiliate to be, wholly or partly void, voidable or unenforceable;

(n)	any person has commenced any action, claim, proceeding, suit, investigation, or action against any other person or otherwise asserted any claim before any Government Body, which seeks to restrain, challenge, deny, enjoin, limit, modify, delay, or dispute, the right of the Investor or the Company to enter into any Transaction Documents or undertake any of the Contemplated Transactions (other than a vexatious or frivolous proceeding or claim);

(o)	a Material Adverse Effect, or an event, development or condition which, in the reasonable judgment of the Investor would be likely to have a Material Adverse Effect, occurs;

(p)	there exists a Law which, or an official or reasonable interpretation of which, in the Investor’s reasonable opinion, makes it, or is more likely than not to make it, illegal or impossible for the Investor or the Company to undertake any of the Contemplated Transactions or transactions of similar kind (including acquisition and/or disposition, at a time of the Investor’s choosing, of any Securities), in accordance with this Agreement, or renders, or is more likely than not to render, consummation of any of the Contemplated Transactions in accordance with this Agreement unenforceable, void, voidable or unlawful, or contrary to or inconsistent with any Law;

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(q)	if:

(1)	a change in an interpretation or administration of a Law or a proposed Law introduced or proposed to be introduced into the Parliament of the Commonwealth of Australia or any State or Territory of Australia, or the House of Representatives or Senate of the United States of America, or by the ASX;

(2)	compliance by the Investor or any of its Affiliates with a Law or an interpretation or administration of a Law; or

(3)	a change in a Law or an interpretation or administration of a Law,

has, or is more likely than not to have, in the reasonable opinion of the Investor, directly or indirectly, the effect of:

(4)	varying the duties, obligations or liabilities of the Company or the Investor in connection with any Transaction Document or Contemplated Transactions so that the Investor’s rights, powers, benefits, remedies or economic burden (including any tax treatment in the hands of the Investor) are affected in a materially adverse way (including by way of delay or postponement); or

(5)	otherwise affecting rights, powers, benefits, remedies or the economic burden of the Investor in a materially adverse way (including by way of delay or postponement);

(r)	any Authorisation necessary or appropriate for the consummation of those Contemplated Transactions that remain to be consummated at the applicable time, has not been issued or received, or does not remain in full force and effect;

(s)	the transactions to be undertaken as a consequence of the Agreement, including the issue of Securities, would result in the Company breaching Listing Rule 7.1 or Listing Rule 7.1A;

(t)	the Investor has not received all those items required to be delivered to it in connection with a Closing or a Conversion in accordance with this Agreement;

(u)	a judgment (including a default judgement) of an amount of AU$500,000 or greater is entered against the Company or any of its Subsidiaries;

(v)	the Company and/or any of its Subsidiaries defaults in relation to any payment obligation under any financial accommodation, including any loan, advance, debenture or other form of financing entered into with a third party; or

(w)	any present or future liabilities, including contingent liabilities, of the Company or any of its Subsidiaries for an amount or amounts totalling more than AU$1,000,000 have not been satisfied on time, or have become prematurely payable.

16.2	Investor Right to Investigate an Event of Default

If in the Investor’s reasonable opinion, an Event of Default has occurred, or is or may be continuing:

(a)	the Investor may investigate such purported Event of Default;

(b)	the Company shall co-operate with the Investor in such investigation;

(c)	the Company shall comply with all reasonable requests made by the Investor of the Company in connection with any investigation by the Investor; and

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(d)	the Company shall pay all reasonable costs in connection with any investigation by the Investor.

16.3	Notifications

(a)	The Company shall notify the Investor immediately upon any Event of Default, or anything that is likely to detrimentally affect the ability of the Company to perform its obligations under this Agreement, occurring, or becoming, to the Company’s knowledge, likely to occur, and include the specifics of such Event of Default or other event in its notice.

(b)	At the Investor’s request, the Company shall provide the Investor with a certificate signed by two of its directors or its Chief Executive Officer, which shall state whether an Event of Default has occurred and/or is continuing.

17.	Rights of the Investor upon Default

(a)	Upon the occurrence or existence of any Event of Default (other than an Event of Default pursuant to clause 16.1(l), 16.1(m) or 16.1(n)) and at any time during the continuance of such Event of Default, subject to clause 16.1(b)(2) if applicable to the Event of Default, the Investor may, in its sole discretion:

(1)	deal with any Outstanding Collateral Shares in its sole discretion, including Dispose of some or all of the Outstanding Collateral Shares;

(2)	declare, by notice to the Company, effective immediately, all outstanding obligations by the Company under the Transaction Documents (including without limitation any amount of the Face Value of the Convertible Securities which has not been satisfied in accordance with clause 5) to be immediately due and payable in immediately available funds without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding;

(3)	terminate this Agreement by notice to the Company, effective as of the date set out in the Investor’s notice, in which case any amounts payable under this Agreement to the Investor which are unpaid as at the date of termination (including without limitation any amount of the Face Value of the Convertible Securities which has not been satisfied in accordance with clause 5), become immediately due and payable in immediately available funds;

(4)	elect by notice in writing to the Company, that that the Convertible Securities (in whole or in part) by converted by capitalising some or all of the Outstanding Collateral Shares in which case:

(A)	the Company shall, within two Business Days of notice being provided by the Investor, effect a conversion of that part of the Face Value of the Convertible Securities equal to the number of Outstanding Collateral Shares to be capitalised (as nominated by the Investor) multiplied by the Conversion Price (calculated as though the reference to the relevant Repayment Date is a reference to the date on which notice under this clause 17(a)(4) is issued by the Investor and as determined by the Investor acting reasonably) provided that if the resultant number contains a fraction, such number shall be rounded up to the next highest whole number;

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(B)	upon such capitalisation occurring, this shall constitute a discharge of the security represented by that number of Collateral Shares and in full and final settlement of all Investor’s liabilities in connection with that number of Collateral Shares; or

(5)	do any combination of one or more of the above.

(b)	The Investor shall have no obligation to consummate a Closing, accept a Conversion Share issuance or Placement Share issuance under this Agreement where an Event of Default has occurred, for as long as such Event of Default continues, and the Closing Date shall be deemed to be postponed accordingly, unless the Investor notifies the Company otherwise in writing.

(c)	Where an Event of Default has occurred, and for as long as such Event of Default continues, if a Repayment Notice is issued which specifies that all or part of the Repayment Amount is to be satisfied by the issue of Conversion Shares, at the election of the Investor, the Repayment Notice will be deemed to be varied to decrease that part of the Repayment Amount which is to be satisfied by the issue of the Conversion Shares (as determined by the Investor and may include a reduction to nil). Where such an adjustment is made the relevant Repayment Notice will be further deemed to be varied to increase the Cash Payment by the corresponding amount, such that the overall Repayment Amount remains the same.

(d)	In addition to the remedies set out in subclauses (a), (b) and (c), upon the occurrence or existence of any Event of Default, the Investor may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by Law, including by suit in equity and/or by action at Law.

(e)	Without limiting any of the Investor’s rights under this Agreement or any other Transaction Document, and in addition to the Investor’s rights set out in subclauses (a), (b), (c) and (d), upon an Event of Default occurring, the Company must pay interest at a rate of 8% per annum on the amount of the Face Value of all Convertible Securities issued which has not been satisfied pursuant to clause 5, which interest shall:

(1)	be calculated daily and shall compound monthly;

(2)	accrue from the date of the Event of Default, for so long as:

(A)	if a notice has not been issued by the Investor pursuant to clauses 17(a)(1) or (a)(3), the Event of Default has not been remedied;

(B)	if a notice has been issued by the Investor pursuant to clauses 17(a)(1) or (a)(3), any part of the Face Value of any Convertible Security issued remains outstanding; and

(3)	be payable on demand by the Investor.

18.	Termination

18.1	Term

This Agreement commences on the Execution Date and ends on the Business Day after the 18th Repayment Date unless otherwise agreed or terminated prior to this date in accordance with this Agreement.

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18.2	Events of Termination

This Agreement:

(a)	may be terminated:

(1)	by the mutual written consent of the Parties, at any time;

(2)	by the Company on giving written notice to the Investor, provided that the Company has paid the Investor or its nominee:

(A)	all money due and payable or which may become due for payment to the Investor at any specified time, including without limitation the Face Value of the Convertible Securities issued (Moneys Owing); and

(B)	an amount equal to 5% of the Moneys Owing,

to the Investor or its nominee in Immediately Available Funds within three (3) calendar days of the date of such notice.

(3)	by the Investor, in accordance with clauses 17, or 20.20; or

(4)	by the Investor, by written notice to the Company, effective as of the date stipulated (in the Investor's sole discretion), if, as a consequence of any change of law, regulation or administrative action or policy relating to Tax after the Execution Date (including any Tax treaty between any of the United States, Puerto Rico and Australia), the Tax liability of the Investor increases from the position that is applicable at the Execution Date, provided such increase is more than a de minimus increase; and

(b)	will automatically terminate when, after the Closing Date in respect of the Third Closing, the Investor or its nominees receives Conversion Shares and Cash Payments equal to the Face Value of all Convertible Securities issued pursuant to this Agreement in accordance with this clause 5 and all other money due and payable or which may become due for payment to the Investor at any specified time pursuant to this Agreement are paid to the Investor or its nominee.

18.3	Effect of Termination

(a)	Each Party’s right of termination under clause 18.2 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

(b)	Upon the earlier of termination of this Agreement or the end of the Term occurring:

(1)	the Investor shall not be required to fund any further amount nor effect any Closing, provided that termination or the end of the Term shall not effect any undischarged obligation of the Company under this Agreement; and

(2)	any amounts payable under this Agreement to the Investor which are unpaid as at the date of termination or the end of the Term, become immediately payable.

(c)	Nothing in this Agreement shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

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19.	Survival and Indemnification

19.1	Survival

The provisions of clauses 1, 10, 11, 12.2, 12.9, 14, 15, 17, 18, 19 and 20 of this Agreement shall survive, and continue in full force and effect, notwithstanding the execution of this Agreement, each Closing, each issue of Placement Shares, Conversion Shares or Options, each payment and the termination of this Agreement or another Transaction Document or any related provision.

19.2	Indemnification

(a)	An Indemnified Person shall not be liable to the Company, and the Company shall indemnify and hold harmless each of the Investor, any general partner or manager of the Investor, and Affiliates of each of those Parties, and the respective directors, officers, members, shareholders, partners, employees, attorneys, agents and permitted successors and assigns of each of the Investor, any general partner or manager of the Investor, and Affiliates of each of those Parties (each, an Indemnified Person), from and against any and all losses, claims, damages, liabilities, awards, demands and expenses (including, without limitation, all judgments, amounts paid in settlements, reasonable solicitors’ fees and costs and attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim, proceeding, suit, investigation, or action by any Government Body, pending or threatened, and the costs of enforcement) (collectively, Losses), that arise out of, are based on, relate to, or are incurred in connection with, any of the following:

(1)	a breach or non-performance by the Company of its covenants under this Agreement;

(2)	a breach or an inaccuracy of any of the Company’s representations or warranties made in this Agreement;

(3)	an untrue statement made in the Materials or the Company’s public filings of a material fact in relation to the Company or the Contemplated Transactions;

(4)	any non-disclosure of any material fact in relation to the Company or the Contemplated Transactions, or necessary to make the statements in the Materials or the Company’s public filings, in light of the circumstances under which they were made, not misleading; and

(5)	without limiting anything contained in this clause 19.2, the execution, delivery, performance or enforcement of any of the Transaction Documents or any of the Contemplated Transactions, or any other instruments, documents or agreements executed pursuant to, or in connection with, any of those items referred to in paragraphs 19.2(a)(1) –19.2(a)(4), provided, however, that the Company shall not indemnify any Indemnified Person from, or hold any Indemnified Person harmless against, any Losses that result solely from:

(6)	such Indemnified Person’s breach of any representation or warranty contained in this Agreement, or

(7)	such Indemnified Person’s fraud, gross negligence or wilful default in performing its obligations under this Agreement.

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(b)	To the extent that the Company’s undertaking in this clause 19.2 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of all Losses that is permissible under applicable law.

(c)	To the extent that any amount payable to an Indemnified Person in accordance with clause 19.2 is subject to Tax or withholding, then, without limiting clause 15, the Company shall increase the amount payable to the Indemnified Person by such additional amount as is necessary to ensure that after making the allowance for any Tax that may be payable, the Indemnified Person receives the full amount required to be paid before giving effect to such allowance for Tax.

(d)	Each indemnity set out in this Agreement:

(1)	is a continuing obligation, independent of the Company’s other obligations under this Agreement;

(2)	continues notwithstanding any termination of this Agreement;

(3)	constitutes a liability of the Company separate and independent from any other liability under this Agreement and under any other agreement; and

(4)	shall survive, and continue in full force and effect, in accordance with clause 19.1.

(e)	The Company acknowledges that the indemnity given under this clause 19.2 is directly enforceable against it by any Indemnified Person. The Investor holds the benefit of this clause 19.2 on trust for any Indemnified Person.

20.	Miscellaneous

20.1	Time of the essence

With regard to all dates and time periods set out in the Agreement or referred to in any Transaction Document, time is of the essence.

20.2	No partnership or advisory or fiduciary relationship

Nothing in this Agreement should be construed to create a partnership between the Parties, or a fiduciary or an advisory relationship between the Investor or any of its Affiliates and the Company.

20.3	Certificates

Each certificate or notice given by the Investor to the Company shall be sufficient evidence of an amount or matter in connection with any Transaction Document or Contemplated Transaction, unless the content of such certificate or notice is proven to be incorrect.

20.4	Remedies and injunctive relief

(a)	The rights and remedies of the Investor set out in this Agreement and the other Transaction Documents are in addition to all other rights and remedies given to the Investor by law or otherwise.

(b)	The Company acknowledges that:

(1)	monetary damages alone would not be adequate compensation to the Investor for a breach by the Company of this Agreement; and

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(2)	the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if:

(A)	the Company fails to comply or threatens not to comply with this Agreement; or

(B)	the Investor has reason to believe that the Company will not comply with this Agreement.

20.5	Adjustments

(a)	Each time when a Security Structure Event occurs the Placement Share Price, Conversion Price, Option Exercise Price, the number of Conversion Shares, the number of Options and the number of Outstanding Collateral Shares shall be reduced or, as the case may be, increased, in the same proportion as the issued capital of the Company is, as the case may be, consolidated, subdivided or cancelled.

(b)	The intent of this clause 20.5 is to maintain the relative benefit and burden to the Investor and the Company of their respective economic bargains and so that the entitlement of the Shares ultimately issued in respect of any conversion or exercise of Securities to participate in profits and assets of the Company will be the same as the entitlement of the Shares into which the Securities would have been converted or exercised had there been no Security Structure Event.

(c)	When the Company becomes aware of a fact that may give rise to an adjustment of the Placement Share Price, Conversion Price, Option Exercise Price, the number of Conversion Shares, the number of Options or the number of Outstanding Collateral Shares, the Company must promptly notify the Investor of the specifics of the fact that may give rise to such adjustment.

20.6	Successors and assigns

(a)	The rights and obligations of the Parties under this Agreement are personal and may not be assigned to any other person or assumed by any other person, except as expressly provided in this clause 20.5.

(b)	Neither this Agreement nor any of the Company’s rights and obligations under this Agreement may be assigned by the Company without the prior written consent of the Investor.

(c)	The Investor may assign this Agreement and/or any of its rights and/or obligations under this Agreement to any Affiliate of the Investor, any bank or financial institution, any successor entity in connection with a merger or consolidation of the Investor with another entity, and/or any acquirer of a substantial portion of the Investor’s business and/or assets, on ten Business Days’ prior written notice to the Company.

(d)	Nothing in this clause 20.5 shall be deemed to prevent the Investor from assigning, transferring, encumbering or otherwise dealing with its rights under, or in connection with, the Securities without the consent of any person, subject to clause 3.3.

20.7	Stamp Duties

The Company must promptly pay all stamp duty payable in connection with this Agreement, any Transaction Document or any other document incidental to them.

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20.8	Further Assurances

Each Party must promptly at its own cost do all things (including executing and delivering all documents) necessary or desirable to give full effect to this Agreement and the transactions contemplated by it.

20.9	Counterparts

This Agreement may be executed in any number of counterparts each of which will be considered an original but all of which will constitute one and the same instrument. A Party who has executed a counterpart of this Agreement may deliver it to, or exchange it with, another Party by:

(a)	faxing; or

(b)	emailing a pdf (portable document format) copy of, the executed counterpart to that other Party.

20.10	Notices

(a)	Form

Any notice or other communication to or by any Party must be:

(1)	in writing and in the English language;

(2)	addressed to the address of the recipient in clause 20.10(d) or to any other address as the recipient may have notified the sender; and

(3)	be signed by the Party or by an Authorised Officer of the sender.

(b)	Manner

In addition to any other method of service authorised by law, the notice may be:

(1)	personally served on a Party;

(2)	left at the Party’s current address for service;

(3)	sent by facsimile to the Party’s current numbers for service; or

(4)	sent by electronic mail to the Party’s electronic mail address.

(c)	Time

If a notice is sent or delivered in the manner provided in clause 20.10(b) it must be treated as given to or received by the addressee in the case of:

(1)	delivery in person:

(A)	when delivered, if received during business hours in the place of delivery; or

(B)	at 9.00 am on the Business Day immediately following the date of such delivery, if delivered outside of business hours in the place of delivery.

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(2)	facsimile:

(A)	when a transmission report has been printed by the sender’s facsimile machine stating that the document has been sent to the recipient’s facsimile number (the Facsimile Time), if such time falls within business hours in the place of delivery;

(C)	at 9.00 am on the Business Day immediately following such date of transmission, if sent to the Company at an Australian facsimile number at a Facsimile Time that falls outside of business hours in Melbourne Australia; or

(D)	at 9.00 am on the New York Business Day immediately following such date of transmission, if sent to a number outside of Australia, at a Facsimile Time that falls outside of business hours in the place of delivery.

(3)	electronic mail:

(E)	when the sender’s computer reports that the message has been delivered to the electronic mail address of the addressee, (the E-mail Time), if such time falls within business hours in the place of delivery;

(F)	at 9.00 am on the Business Day immediately following the date of the E-mail Time, if sent to the Company and the E-mail Time falls outside of business hours in Melbourne, Australia; or

(G)	at 9.00 am on the New York Business Day immediately following the date of the E-mail Time, if sent to the Investor and the E-mail Time falls outside of business hours in the City of New York.

(d)	Initial details

The addresses and numbers for service are initially:

Company

Address:	Suite 1, 1233 High Street, Armadale, Victoria, AUSTRALIA 3143

Facsimile:	+61 (0) 3 9822 7735

Electronic Mail:	peter@thecfo.com.au

Attention:	Peter Vaughan

Investor

Address:	1357 Ashford Avenue, Suite 424, San Juan, PR 00907

Facsimile:	+1 646 762 9547

Electronic Mail:	jjuchno@seaotterglobal.com and pw@seaotterglobal.com

Attention:	Jonathan Juchno and Peter Wisniewski

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With a copy to

HopgoodGanim Lawyers

Address:	Level 8, 1 Eagle Street Brisbane, Queensland, Australia 4000

Facsimile:	+61 7 3024 0044

Electronic Mail:	m.eastwell@hopgoodganim.com.au

Attention:	Michelle Eastwell

20.11	Waiver

(a)	A Party’s waiver of a right under or relating to this Agreement, whether prospectively or retrospectively, is not effective unless it is in writing and signed by that Party.

(b)	No other act, omission or delay by a Party will constitute a waiver of a right.

(d)	No waiver of any default with respect to any provision, condition or requirement of this Agreement (including an Event of Default) shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement, nor shall any delay or omission of any Party to exercise any right under this Agreement, in any manner impair the exercise of any such right.

20.12	Variation

An amendment or variation to this Agreement is not effective unless it is in writing and signed by the Parties.

20.13	Legal Costs

(a)	Except as otherwise agreed and as set out in clause 20.13(b), each Party shall bear its own legal costs in connection with the preparation of this Agreement.

(b)	The Parties acknowledge that the Company has made a non-refundable prepayment of AU$15,000 towards the Investor's legal costs in connection with this Agreement and the Contemplated Transactions.

20.14	Transaction costs

The Company must pay any transaction costs associated with the issue of the Securities (including, registry fees and statement of holding costs) and must reimburse the Investor promptly on notice to the Company to the extent that the Investor pays such costs directly.

20.15	Payments under this Agreement

Any payment to be made pursuant to the terms of this Agreement shall be made by telegraphic transfer of cleared funds, except as expressly stated in this Agreement or unless the Parties agree otherwise.

20.16	Publicity and confidentiality

(a)	The Company shall not, and shall cause its Affiliates and all persons acting on behalf of the Company and any of its Affiliates not to, issue any public release or announcement concerning this Agreement, its subject-matter or content, or the Contemplated Transactions, or disclose the content of this Agreement or any information provided by the Investor (including the terms of any Transaction Documents), without the prior written consent of the Investor (which consent shall not be unreasonably withheld or delayed where the public release or announcement is proposed to be made pursuant to the Listing Rules).

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(b)	A reference to the Investor or its Affiliates may not be made by the Company without the Investor’s express consent.

(c)	Without limiting the provisions of this clause 20.16, the Investor shall have the right to review, approve and amend all press releases and public disclosure documents concerning the Investor, or any Transaction Documents or Contemplated Transactions, which are required to be issued by the Company under applicable securities laws and regulations and stock exchange rules.

(d)	Following the execution of this Agreement, the Investor and its Affiliates and/or advisors may place announcements on their respective corporate websites and in financial and other newspapers and publications (including, without limitation, customary “tombstone” advertisements) describing the Investor’s relationship with the Company under this Agreement and including the name and corporate logo of the Company.

(e)	Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each Party to this Agreement, and each employee, representative or other agent of such Party, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment, and the U.S. federal and state income tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to such recipient.

(f)	For the avoidance of doubt, the provisions in this clause 20.16 apply for during the Term and until the earlier of two years after:

(1)	the termination of this document pursuant to clause 18.2; and

(2)	the end of the Term.

20.17	Non-public information

(a)	The Company shall not, directly or indirectly, and shall cause its Affiliates and agents and representatives not to, at any time after the date of this Agreement, without the prior consent of the Investor, disclose inside information or material non-public information to an Indemnified Person (Non-public Information).

(b)	Where the Investor has consented to such disclosure, the Company shall identify all material Non-public Information as such, and provide the Investor with the opportunity to accept or refuse to accept such material Non-public Information.

(c)	In the event that the Company notwithstanding the provisions of clause 20.17(a) discloses material Non-public Information to an Indemnified Person without the prior consent of the Investor, the Investor may request that the Company release the same and unless release of the same would result in the directors of the Company breaching their fiduciary or statutory duties, the Company must release the material Non-public Information to ASX within three Business Days of being requested to do so.

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20.18	Moratorium legislation

Any law which varies prevents or prejudicially affects the exercise by a Party of any right, power or remedy conferred on it under this Agreement is excluded to the extent permitted by law.

20.19	Severability

If a provision of this Agreement is illegal, invalid, unenforceable or void in a jurisdiction it is severed for that jurisdiction and the remainder of this Agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected.

20.20	Illegality and impossibility

(a)	Without limiting the generality of the Investor’s rights set out elsewhere in this Agreement in connection with the Events of Default set out in clauses 16.1(p) and 16.1(q) and in clause 20.19, if in the reasonable opinion of the Investor, at any time there exists a Law which, or an official or reasonable interpretation of which, makes it, or may make it, illegal or impossible in practice for the Investor to undertake any of the Contemplated Transactions, or render any of the Contemplated Transactions unenforceable, void or voidable, the Investor may, by giving a notice to the Company, suspend or cancel some or all of its obligations under this Agreement, or terminate this Agreement, as indicated in such notice.

(b)	Such suspension or cancellation (but not such termination) shall apply only to the extent necessary to avoid such illegality or impossibility.

20.21	Entire Understanding

This Agreement:

(a)	is the entire agreement and understanding between the Parties about the subject matter of this Agreement; and

(b)	supersedes any prior agreement, understanding and negotiations on anything connected with that subject matter.

20.22	Governing Law and Jurisdiction

(a)	Governing law

This Agreement is governed by and construed in accordance with the laws of Victoria.

(b)	Jurisdiction

Each Party irrevocably:

(1)	submits to the non exclusive jurisdiction of the courts of Victoria and the courts competent to determine appeals from those courts, with respect to any proceedings which may be brought at any time relating to this Agreement; and

(2)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if that venue falls within paragraph 20.22(b)(1).

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Schedule 1 – Disclosure Schedule

Part A

Number	Class of security
76,421,273	Ordinary fully paid shares
2,972,763 options	Existing options at an exercise price of $0.376 and expiring on 31 March 2016
793,650 options	Existing options at an exercise price of $0.276 and expiring on 30 June 2016
1,250,000 options	Existing options at an exercise price of $0.456 and expiring on 4 December 2016
62,500 options	Existing options at an exercise price of $1.556 and expiring on 1 November 2017
14,493 options	Existing options at an exercise price of $1.944 and expiring on 30 November 2021
29,668 options	Existing options at an exercise price of $1.876 and expiring on 17 January 2022
15,380 options	Existing options at an exercise price of $1.892 and expiring on 28 February 2019
140,056 options	Existing options at an exercise price of $0.300 and expiring on 28 May 2019
6,000,000 options	Unlisted options at an exercise price of $0.50 and expiring on 27 November 2019

The Company has in place the following agreements to issue Shares:

1.	CEO Contract – Short-term incentive plan by which up to $80,000 worth of Shares may be allotted to the Chief Executive Officer if certain milestones are achieved prior to 31 August 2016.

2.	Services Agreement – Distribution Contract for Travelan where service provider is to paid via issuance of up to $70,000 worth of Shares per annum at a set price of $0.16 per Share. Full details of this agreement are disclosed at Note 22 on Page 52 of the Company’s FY2015 Annual Report.

Part B

None

Part C

None

Part D

None

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Schedule 2 – Terms of Options

1.	Option Exercise Price means a per Option exercise price equal to 130% of the average of the daily VWAPs per Share (in Australian dollars, to three decimal places, provided that if the resultant number contains four decimal places, such number shall be rounded down to the next lowest number containing three decimal places) for the twenty consecutive Trading Days on which Shares traded in the ordinary course of business on the ASX immediately prior to the Execution Date, subject to all adjustments pursuant to this Agreement.

2.	The Options will expire on the date that is 36 months after their date of issue (Expiry Date) unless earlier exercised.

3.	The Options are fully transferrable.

4.	The Options may be exercised at any time wholly or in part by delivering a duly completed form of notice of exercise together with a cheque for the Option Exercise Price per Option to the Company at any time on or after the date of issue of the Options and on or before the Expiry Date.

5.	Upon the valid exercise of the Options and payment of the Option Exercise Price, the Company will issue fully paid Shares ranking pari passu with the then issued Shares.

6.	Option holders do not have any right to participate in new issues of securities in the Company made to shareholders generally. The Company will, where required pursuant to the ASX Listing Rules, provide Option holders with notice prior to the books record date (to determine entitlements to any new issue of securities made to shareholders generally) to exercise the Options, in accordance with the requirements of the Listing Rules.

7.	Option holders do not participate in any dividends unless the Options are exercised and the resultant shares of the Company are issued prior to the record date to determine entitlements to the dividend.

8.	In the event of any reconstruction (including consolidation, subdivision, reduction or return) of the issued capital of the Company:

(a)	the number of Options, the Exercise Price of the Options, or both will be reconstructed (as appropriate) in a manner consistent with the ASX Listing Rules as applicable at the time of reconstruction, but with the intention that such reconstruction will not result in any benefits being conferred on the holders of the Options which are not conferred on shareholders; and

(b)	subject to the provisions with respect to rounding of entitlements as sanctioned by a meeting of shareholders approving a reconstruction of capital, in all other respects the terms for the exercise of the Options will remain unchanged.

9.	If there is a pro rata issue (except a bonus issue), the Option Exercise Price of an Option may be reduced according to the following formula:

On = O – E [P-(S + D)]

N + 1

Where:

On =	the new exercise price of the Option;

O=	the old exercise price of the Option;

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E=	the number of underlying securities into which one Option is exercisable;

P=	the average market price per security (weighted by reference to volume) of the underlying securities during the 5 trading days ending on the day before the ex right date or the ex entitlements date;

S =	the subscription price for a security under the pro rata issue;

D=	dividend due but not yet paid on the existing underlying securities (except those to be issued under the pro rata issue);

N=	the number of securities with rights or entitlements that must be held to receive a right to one new security.

10.	If there is a bonus issue to the holders of Shares in the Company, the number of Shares over which the Option is exercisable may be increased by the number of Shares which the Option holder would have received if the Option had been exercised before the record date for the bonus issue.

11.	The terms of the Options shall only be changed if holders (whose votes are not to be disregarded) of Shares in the Company approve of such a change. However, the terms of the Options shall not be changed to reduce the Option Exercise Price, increase the number of Options or change any period for exercise of the Options.

12.	The Company does not intend to apply for listing of the Options on the ASX.

13.	The Company shall apply for listing of the resultant shares of the Company issued upon exercise of any Option.

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Schedule 3 – Convertible Security Certificate

Convertible Security Certificate

Certificate No. [insert]

This is to certify that [SBI Investments (PR) LLC of 1357 Ashford Avenue, Suite 424, San Juan, PR 00907] (Investor) is the holder of a Convertible Security [A/B/C] issued by Immuron Limited ACN 063 114 045 (Company). The terms and conditions attaching to the Convertible Security are recorded in the Convertible Security and Share Purchase Agreement between the Company and the Investor dated [insert date] (Security Conditions).

The Convertible Security has a Face Value of [$678,000/$339,000], with [$insert amount] currently unpaid, which, subject to the Security Conditions, may be repaid in cash or converted into Shares in the Company.

Terms used in this Convertible Security Certificate which are not defined have the same meaning as set out in the Security Conditions.

Repayment Date	No. of Conversion Shares	Cash Payment	Unpaid Balance of Face Value
[Insert details for all prior Repayment dates]

Date:

Executed by Immuron Limited ACN 063 114 045

Director	Director/Secretary

Print full name of Director	Print full name of Director/Secretary

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Schedule 4 – Form of Board Resolution

Circulating resolution of the Directors Immuron Limited (ACN 063 114 045)

1.	Documents

Immuron Limited (Company) proposes to enter into an agreement with SBI Investments (PR) LLC on or about [insert date] (Agreement).

2.	Approval of Transaction

The directors acknowledge the accuracy of the Company's representations and warranties contained in the Agreement and note that:

(a)	the entry into the transactions evidenced by the Agreement is:

(1)	in the best interests of the Company and for its commercial benefit; and

(2)	in accordance with the constitution of the Company;

(b)	at the time of deciding to commit the Company to the Agreement, the Company is solvent and there are reasonable grounds to expect that if the Company executes the Agreement the Company would continue to be able to pay all its debts as they become due; and

(c)	the Company's execution of the Agreement and the carrying out of the transactions contemplated in the Agreement would not cause the Company to contravene:

(1)	Section 260A of the Corporations Act (relating to the provision by the Company of financial assistance for acquiring the Company's shares);

(2)	Chapter 2E of the Corporations Act (relating to the provision of financial benefits to related parties of a public company); or

(3)	any provision of the Corporations Act or of any other statute by which the Company is bound.

Resolved that:

The Agreement, the transactions contemplated in the Agreement and the Transaction Documents (as defined in the Agreement) (the Agreement and the Transaction Documents together the Documents) are each approved.

3.	Approval of Execution

Resolved that:

The Company execute and deliver the Agreement in a form and with any changes (whether or not material and whether or not involving changes to the Parties) as any director or secretary of the Company who executes the Agreement may, as conclusively evidenced by his or her execution, approve.

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4.	Authorised Officers

Resolved that:

The following persons:

•	Thomas Liquard (Chief Executive Officer); and

•	Peter Vaughan (Company Secretary),

be severally authorised to execute and deliver for and on behalf of the Company all documents, notices, instruments, certificates and communications necessary or desirable to be executed and delivered by and on behalf of the Company under and in accordance with the Documents.

5.	Further Assurances

Resolved that:

Each director, secretary and Authorised Officer (appointed pursuant to resolution 4) of the Company be severally authorised to do any act, matter or thing and to execute and deliver any other document as he or she may deem necessary, advisable or incidental in connection with the preceding resolutions or any Document and to perform the obligations of the Company under the Documents.

6.	Statement

The directors of the Company are in favour of the resolutions set out above.

Signed by the directors:

Signature	Signature

Print Name:	Print Name:

Dated:	Dated:

Signature	Signature

Print Name:	Print Name:

Dated:	Dated:

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Schedule 5 – Repayment Notice

[Print on letterhead of Immuron Limited]

Immuron Limited – Convertible Security and Share Purchase Agreement – Repayment Notice

To:

SBI Investments (PR) LLC

Attention: Jonathan Juchno and Peter Wisniewski

This notice is given in connection with the Convertible Security and Share Purchase Agreement, dated [         ] 2016 (Agreement) between Immuron Limited (Company) and SBI Investments (PR) LLC (Investor). Capitalised terms used but not otherwise defined in this certificate shall have the meaning given to such terms in the Agreement.

The Company gives notice to the Investor of the following:

Repayment Date:	[insert]
Repayment Amount (as stated in the Confirmation Statement issued by the Investor):	[insert amount]
Conversion Amount:	[insert]
Cash Payment:	[insert]
Cash Payment Premium (2.5% of Cash Payment)	[insert]

Conversion Amount:

Number of Conversion Shares:

Conversion Amount
Shares

Conversion Price (as stated in the Confirmation Statement issued by the Investor)

Cash Payment: [insert]

Cash Payment Premium: [insert]

Date: [                ]

Yours sincerely,

Immuron Limited ACN 063 114 045

By:

Name:

Title:

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Schedule 6 – Form of CEO Certificate

[Print on letterhead of Immuron Limited]

To: SBI Investments (PR) LLC

1357 Ashford Avenue, Suite 424

San Juan, PR 00907

Attention: Jonathan Juchno and Peter Wisniewski

Date: [                ]

This certificate is given in connection with the Convertible Security and Share Purchase Agreement, dated [ ] 2016 (Agreement) between Immuron Limited (Company) and SBI Investments (PR) LLC (Investor). Capitalised terms used but not otherwise defined in this certificate shall have the meaning given to such terms in the Agreement.

I certify, on behalf of Immuron Limited ACN 063 114 045 (Company) that, as at the date of this certificate, the Company:

1.	has performed or complied in all material respects with all agreements and covenants required, prior to the [Closing/Conversion], to be performed or complied with by the Agreement between the Company and the Investor dated as of the date of this letter (Agreement);

2.	the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the dates as of which they are made or deemed to be made under this Agreement;

3.	all conditions to the [Closing/Conversion] have been satisfied;

4.	the Company [delete one]

[has obtained approval of shareholders of the Company in general meeting for the issue of the relevant Securities the subject of this [Closing/Conversion] at a meeting of shareholders on .......................................] OR

[does not require shareholder approval for the issue of the relevant Securities the subject of this [Closing/Conversion] as the Company has sufficient capacity under Listing Rule 7.1 to issue the relevant Securities]; and

5.	the Company is entitled under the Agreement to require the Investor to subscribe for the relevant Securities the subject of this [Closing/Conversion].

For the purposes of this certificate, [Closing/Conversion] has the meaning given to that term in the Agreement.

Signed for and on behalf of Immuron Limited ACN 063 114 045:

Signature

Name

Position

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Schedule 7 – Form of Confirmation Statement

[Print on letterhead of Investor]

To: Immuron Limited

Attention: [       ]

Date: [               ]

Confirmation Statement – [Closing Date/ Repayment Date] [insert]

In accordance with the Convertible Security and Share Purchase Agreement, dated            2016 (Agreement) between Immuron Limited (Company) and SBI Investments (PR) LLC (Investor), in relation to the [Closing/Conversion] to occur on [insert date], the Investor gives the following notice.

Capitalised terms used but not otherwise defined in this notice shall have the meaning given to such terms in the Agreement.

Option A: Closing Date – Delete if not applicable

The Investor or its nominee subscribes for the [Convertible Security A/Convertible Security B/Convertible Security C] by payment of the Investment Amount calculated below.

Calculation of Investment Amount

Starting Investment Amount

(a)	Less: Taxes (if any)

(b)	Less: Transaction Costs (if any)

Investment Amount payable to the Company

The Investor or its nominee subscribes for the [Tranche 1 Placement Shares/Tranche 2 Placement Shares] at the price per Placement Share calculated below. Calculation of Placement Share Price – Delete if not applicable

Trading Day prior to Closing Date	Closing Market Price
[insert date]	[insert]

Placement Share Price (85% of the Closing Market Price) - $[insert]

Option B: Repayment Date – Delete if not applicable

Repayment Date:	[insert]
Repayment Amount:	[insert amount] Calculated as follows: RA = FV – SFV OM FV =

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SFV = OM = [Insert details of any adjustment pursuant to clause 5.2(b)]

Any Conversion Shares to be issued on the Repayment Date will be issued at the Conversion Price calculated below:

Calculation of Conversion Price

Trading Days on which Shares traded in the ordinary course of business on the ASX	VWAP
[insert date of Day 1]
[insert date of Day 2]
[insert date of Day 3]
[insert date of Day 4]
[insert date of Day 5]
[insert date of Day 6]
[insert date of Day 7]
[insert date of Day 8]
[insert date of Day 9]
[insert date of Day 10]
[insert date of Day 11]
[insert date of Day 12]
[insert date of Day 13]
[insert date of Day 14]
[insert date of Day 15]
[insert date of Day 16]
[insert date of Day 17]
[insert date of Day 18]
[insert date of Day 19]
[insert date of Day 20]
Five selected VWAP’s

Conversion Price per Conversion Share (90% of average of five selected VWAP’s)

Please transfer the amount of the Cash Payment (if any) and the Cash Payment Premium to the following bank account in accordance with clause 5.2(g):

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[insert account details]

Allottee Details

Name of allottee of [Placement Shares/Conversion Shares]

Details of Investor’s CHESS Account, HIN, share custodian or prime broker (as relevant)

0

If the allottee is not the Investor, the allottee:

(a)	consents to the issue of the [Placement Shares/Conversion Shares] to it;

(b)	consents to become a member of the Company; and

(c)	agrees to be bound by the Company's constitution on the issue of the [Placement Shares/Conversion Shares] to it.

Signature

Name

Position

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Schedule 8 – Election Notice

[Print on letterhead of Immuron Limited]

To: SBI Investments (PR) LLC

1357 Ashford Avenue, Suite 424

San Juan, PR 00907

Attention: Jonathan Juchno and Peter Wisniewski

Date: [               ]

This certificate is given in connection with the Convertible Security and Share Purchase Agreement, dated [     ] 2016 (Agreement) between Immuron Limited (Company) and SBI Investments (PR) LLC (Investor). Capitalised terms used but not otherwise defined in this certificate shall have the meaning given to such terms in the Agreement.

The Company hereby issues this Election Notice to the Investor and, subject to the terms of the Agreement: [Delete that which does not apply]

[Convertible Security B/Tranche 2 Placement Shares – requires the Investor (or its nominee) to subscribe for the Convertible Security B and the Tranche 2 Placement Shares in accordance with the terms of the Agreement.] OR

[Convertible Security C – seeks the agreement of the Investor for the Investor (or its nominee) to subscribe for the Convertible Security C in accordance with the terms of the Agreement.]

The Company confirms that it is entitled to issue this Election Notice in accordance with clause 2.1(e) of the Agreement.

Signed for and on behalf of Immuron Limited ACN 063 114 045:

Signature

Name

Position

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Schedule 9 – Option Exercise Form

To: Immuron Limited

We, [SBI Investments (PR) LLC] (Investor), being the holder of Options in the Company granted pursuant to the Convertible Security and Share Purchase Agreement dated 2016 between Immuron Limited (Company) and the Investor (Agreement), hereby give notice of exercise of the following Options on the terms and conditions under which they were granted (Exercised Options):

Number of Options Exercised	Exercise Price	Total Exercise Price

We enclose a cheque in the amount of $ ______________________________________in respect of the total exercise price for the Exercised Options.

We request that the Shares issued in respect of the Exercised Options (New Shares), be entered onto the Company’s share register against our name or the name of our nominee and Electronically Delivered, as defined in the Agreement, to us or our nominee.

We represent and warrant to the Company that we:

1.	are not acquiring the New Shares with a view to transferring the New Shares in violation of the Securities Act;

2.	acknowledge that the issuance of the New Shares has not been registered under the Securities Act and that the New Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from the Securities Act is available; and

3.	re-affirm all of the representations and warranties contained in clauses 11.1(c) – 11.1(h) of the Agreement as of the date of this notice, including, without limitation, that we are an “accredited investor” as that term is defined in Rule 501 promulgated pursuant to the Securities Act.

Capitalised terms used in this form shall have the meanings given to them in the Agreement, unless otherwise defined in this form.

Signed:

Name:

Date:

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Signing page

Executed by Immuron Limited ACN 063 114 045

/s/ Thomas Liquard	/s/ Peter Vaughan
Chief Executive Officer (CEO)	Company Secretary & CFO

THOMAS LIQUARD	PETER VAUGHAN
Print full name of Chief Executive Officer (CEO)	Print full name of Company Secretary & CFO

Executed by SBI Investments (PR) LLC

Signature
Peter Wisniewski
Principal

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